                                      LOGO
                          United Parcel Service, Inc.
                           Offer to Purchase for Cash
             Up to 100,893,277 Shares of its Class A-1 Common Stock
                                       at
                                 $60 Per Share
                             ---------------------

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
                        TIME, ON FRIDAY, MARCH 3, 2000.
                            ------------------------
United Parcel Service, Inc., a Delaware corporation, is offering to purchase up to 100,893,277 shares of its class A-1 common stock, par value $0.01 per share, at a price of $60 per share, in cash. Our offer is subject to the terms and conditions set forth in this offer to purchase and in the related letters of transmittal. We refer to this offer to purchase and the related letters of transmittal, together with any amendments or supplements, as the "offer."

We are offering to purchase a total of approximately 27% of the total outstanding shares of class A-1 common stock. You may tender up to 27% of the class A-1 shares you hold in each separate account. You may hold class A-1 shares in one or more of the following four possible account types: a regular account (formerly a First Union Trust Account), a certificate/receipt account (an account that includes at least one former "Brown Share"), an individual retirement account or a UPS Savings Advantage account.

Each letter of transmittal you received is color-coded to the different account types. TAN refers to regular accounts. YELLOW refers to certificate/receipt accounts. PINK refers to individual retirement accounts. BLUE refers to UPS Savings Advantage accounts. In the offer, we will purchase no more than 27% of any shareowner's class A-1 shares in each separate account.

                            ------------------------

 THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
       THE OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 5.
                            ------------------------
The class A-1 common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Our class B common stock is listed on the New York Stock Exchange under the symbol "UPS." On February 3, 2000, the last full trading day before we announced this offer, the reported closing price of our class B common stock on the NYSE was $57 7/16 per share. You should obtain a current market quotation for the class B common stock before tendering any of your class A-1 shares.

 YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY
                               SHARES TO TENDER.
  EACH MEMBER OF OUR MANAGEMENT COMMITTEE INTENDS TO PARTICIPATE IN THE OFFER.
                            ------------------------
You should direct questions or requests for assistance or for additional copies of this offer to purchase or the letters of transmittal to First Union Shareholder Services at one of the addresses and telephone numbers set forth on the back cover of this offer to purchase.

                            ------------------------

                      The dealer manager for the offer is:

                           MORGAN STANLEY DEAN WITTER
February 4, 2000

                             QUESTIONS AND ANSWERS

- WHY IS UPS MAKING A TENDER OFFER FOR THE CLASS A-1 SHARES?

     We are making this tender offer so that our class A shareowners have the opportunity to sell a portion of their class A-1 shares. This tender offer was contemplated and disclosed to our shareowners prior to and as part of our initial public offering. As we indicated in our initial public offering materials, the net proceeds of the offering are not needed to fund our current or foreseeable operations and, instead, we plan to use these proceeds to purchase shares in this tender offer. We believe that using our public offering proceeds to fund this tender offer is an efficient way to allow our class A shareowners to sell a portion of their class A-1 shares if they so desire.

- WHAT IS THE OFFER?

     We are offering to purchase shares of our class A-1 common stock at a price of $60 per share. You may tender up to 27% of the class A-1 shares you hold in each separate account. By separate account, we mean a regular account, a certificate/receipt account, an individual retirement account or a UPS Savings Advantage account.

     In this offer, we will purchase no more than 27% of any shareowner's class A-1 shares held in each separate account. We are not offering to purchase any class A-2 shares, class A-3 shares or class B shares.

     We are offering to purchase up to 100,893,277 shares of class A-1 common stock, which represents approximately 27% of our total outstanding class A-1 shares and approximately 9% of our total outstanding class A shares for an aggregate purchase price of up to $6,053,596,620.

     Although all of our class A-1 shareowners may participate in the offer, we expect that some of our shareowners will not participate or will choose to tender less than 27% of their class A-1 shares. Therefore, we expect to purchase less than the maximum of 100,893,277 class A-1 shares in the offer, and we expect to fund the offer entirely with the $5.27 billion net proceeds of our initial public offering. If we need to pay more than $5.27 billion to purchase shares in the offer, we will fund the additional amount with available cash.

- HOW DO I DETERMINE WHICH SPECIFIC SHARES REPRESENT MY CLASS A-1 SHARES, CLASS A-2 SHARES AND CLASS A-3 SHARES?

     Class A shares are not specifically designated as class A-1, A-2 or A-3 shares until you tender, transfer or otherwise dispose of class A shares. The specific shares you tender in this offer will automatically be designated class A-1 shares.

     Because the tax basis of your shares may vary, your choice as to which shares to tender and which shares to designate in connection with a subsequent transfer or disposition of your class A shares may affect the amount of gain or loss that you would be required to recognize for U.S. federal income tax purposes. You should consult your own tax adviser concerning the tax basis of your shares and the treatment of capital gains and losses. See Section 13, "U.S. Federal Income Tax Consideration."

- HOW MANY CLASS A-1 SHARES WILL UPS PURCHASE FROM EACH SHAREOWNER?

     Each shareowner may tender up to 27% of his or her class A-1 shares held in any account. We will purchase all validly tendered shares from all shareowners who participate in the offer.

     We will not purchase more than 27% of the class A-1 shares held in any account. We will reject any letter of transmittal on which you attempt to tender more than 27% of the class A-1 shares held in that account. Each letter of transmittal will specify the maximum number of shares that may be tendered for a specific account.

     For more information about the number of class A-1 shares you may tender, see Section 1, "Number of Shares; Expiration Date."

- IF I HAVE TRANSFERRED CLASS A SHARES TO FAMILY MEMBERS OR OTHER PERMITTED TRANSFEREES SINCE THE INITIAL PUBLIC OFFERING, CAN I COMBINE THOSE TRANSFERRED SHARES WITH OTHER SHARES I HAVE KEPT TO DETERMINE HOW MANY SHARES I CAN TENDER?

     No. We will accept only up to 27% of the shares that any individual shareowner holds in each separate account. You may not treat shares that you have transferred to family members or other permitted transferees as being held by you for this purpose.

- DOES MANAGEMENT ENCOURAGE CLASS A SHAREOWNERS TO PARTICIPATE IN THE TENDER OFFER?

     Management encourages all class A shareowners to participate in the tender offer, but no shareowner is required to tender any shares.

- WILL MEMBERS OF THE MANAGEMENT COMMITTEE PARTICIPATE IN THE TENDER OFFER?

     Yes. Each member of the Management Committee intends to participate in the offer.

- DOES MANAGEMENT STILL THINK IT IS IMPORTANT FOR UPS EMPLOYEES TO OWN SHARES?

     Yes. Management believes it is important for our employees to have a significant investment in our company so that they will be motivated to strive for our continued success. Other than sales in the tender offer, management expects that, in the future, our employees will maintain their investment in our company until retirement.

- HOW DO I DECIDE WHETHER TO PARTICIPATE IN THE TENDER OFFER?

     Whether you participate in the offer depends upon many factors. You may wish to consult with your financial adviser before deciding what to do. You also may wish to consider, among other things:

     - the current price of our publicly traded class B shares relative to the $60 per share offer price

     -  your personal investment, savings and tax strategies

     - the offer price as compared to your expectation of the value of our shares in the future

- CAN I PARTICIPATE BY TENDERING LESS THAN 27% OF MY CLASS A-1 SHARES?

     Yes. You may choose to tender less than 27% of your class A-1 shares. You may not, however, tender more than 27% of your class A-1 shares in the offer.

- WHAT SHOULD I DO IF I WISH TO PARTICIPATE IN THE OFFER?

     Complete and sign the appropriate letters of transmittal, carefully following the instructions about how to designate the class A-1 shares you wish to tender. Send the letters of transmittal in their corresponding color-coded envelopes to First Union, the depositary, at one of the addresses set forth on the back cover of this offer to purchase.

     IF YOU WISH TO PARTICIPATE IN THE OFFER, WE ENCOURAGE YOU TO SEND YOUR COMPLETED LETTERS OF TRANSMITTAL TO FIRST UNION AS SOON AS POSSIBLE. THIS WILL GIVE YOU THE BEST OPPORTUNITY TO CONFIRM FIRST UNION'S RECEIPT OF YOUR LETTERS OF TRANSMITTAL AND TO CORRECT ANY DEFECTS IN YOUR LETTERS OF TRANSMITTAL BEFORE THE TENDER OFFER EXPIRES.

     For more information on how to participate, see Section 2, "Procedures for Tendering Shares."

- HOW DO I CORRECT A REJECTED LETTER OF TRANSMITTAL?

     First Union will return any rejected letter of transmittal to you via UPS Next Day Air, together with an explanation of why the letter of transmittal was rejected. You then may correct any errors in your letter of transmittal and re-submit it to First Union. First Union must receive your re-submitted letter of transmittal prior to the expiration date.

- WHAT SHOULD I DO IF I DO NOT WISH TO PARTICIPATE IN THE OFFER?

     If you wish to retain all of your class A-1 shares, you need not take any action.

- CAN I PARTICIPATE BY TENDERING HYPOTHECATED OR OTHER RESTRICTED SHARES?

     No, we will not be able to purchase hypothecated or other restricted shares in the offer. We will purchase only shares that are free and clear of any lien or adverse claim.

     If you want to tender shares that currently are hypothecated, you should communicate with your lending institution, and arrange for the lending institution to transfer its liens from the currently hypothecated shares that you wish to tender to other shares that you do not wish to tender. You also may consider reducing your borrowings by a sufficient amount to permit the lending institution to release from its liens the shares you wish to tender. Even though transfers of Class A shares have temporarily been suspended, you will be able to hypothecate shares, transfer liens from shares or have liens released from shares during the offer.

     We will not purchase shares that are subject to a lending institution's security interest, or shares that are subject to any other lien or adverse claim. We will reject in full any letter of transmittal on which you attempt to tender shares that are subject to a security interest, lien or adverse claim.

     For more information on hypothecated shares, see Section 2, "Procedures for Tendering Shares."

- WHAT ARE THE DIFFERENT TYPES OF ACCOUNTS? CAN I PARTICIPATE BY TENDERING SHARES THAT I HOLD IN EACH OF THESE ACCOUNTS?

     There are four possible account types in which class A shares may be held. They are:

     - REGULAR ACCOUNTS (FORMERLY FIRST UNION TRUST ACCOUNTS). You can tender up to 27% of the class A-1 shares that you hold in a regular account by designating these shares on the TAN letter of transmittal. If we purchase these shares, First Union will pay the proceeds to you by check denominated in U.S. dollars to the address listed on the letter of transmittal.

     - CERTIFICATE/RECEIPT ACCOUNTS (ACCOUNTS THAT INCLUDE AT LEAST ONE FORMER "BROWN SHARE"). You can tender up to 27% of the class A-1 shares that you hold in a certificate/receipt account by designating these shares on the YELLOW letter of transmittal. If we purchase these shares, First Union will pay the proceeds to you by check denominated in U.S. dollars to the address listed on the letter of transmittal.

     - INDIVIDUAL RETIREMENT ACCOUNTS. You can tender up to 27% of the class A-1 shares that you hold in an individual retirement account by designating these shares on the PINK letter of transmittal. If we purchase these shares, First Union will pay the proceeds to your individual retirement account. It will be your responsibility to contact your IRA providers and provide investment instructions.

     - UPS SAVINGS ADVANTAGE ACCOUNTS. You can tender up to 27% of the class A-1 shares that you hold in a UPS Savings Advantage account by designating these shares on the BLUE letter of transmittal. If we purchase these shares, First Union will pay the proceeds to your UPS Savings Advantage account, and these funds will then be transferred to your UPS Savings Plan account and invested in accordance with your current investment elections for salary deferrals.

     You may tender up to 27% of the class A-1 shares you hold in each account. You are not required to tender the same percentage of class A-1 shares from each of your separate accounts. For more information on tendering shares held in these accounts, see Section 2, "Procedures for Tendering Shares."

- WHY DID I RECEIVE DIFFERENT COLORED LETTERS OF TRANSMITTAL?

     You may have received different colored letters of transmittal. The letters of transmittal are color-coded to correspond to different types of accounts holding class A-1 shares. You may have received one or more of the following letters of transmittal depending on how you hold your class A-1 shares.

     IF YOU RECEIVED A:          THE SHARES SUBJECT TO THAT LETTER OF TRANSMITTAL:
----------------------------  -------------------------------------------------------
TAN letter of transmittal     are held in a regular account (formerly a First Union
                              Trust Account)
YELLOW letter of transmittal  are held in a certificate/receipt account (an account that includes at least one former "Brown Share")
PINK letter of transmittal    are held in an individual retirement account
BLUE letter of transmittal    are held in a UPS Savings Advantage account

     YOU WILL RECEIVE SEPARATE PACKAGES CONTAINING SEPARATE LETTERS OF TRANSMITTAL FOR EACH ACCOUNT IN WHICH YOU HOLD CLASS A SHARES. THESE ARE NOT DUPLICATES, SO PLEASE DO NOT DISCARD THEM.

- WHAT IF I HOLD OLD UPS STOCK CERTIFICATES AND WISH TO PARTICIPATE IN THE TENDER OFFER?

     If you currently hold any Old UPS stock certificates (commonly referred to as "Brown Shares"), and you wish to tender class A-1 shares into which the Old UPS shares represented by these certificates were converted in connection with our initial public offering, you must complete the YELLOW letter of transmittal and send the stock certificates to First Union in order to validly tender these shares. In addition, we encourage you to send in all of your Old UPS stock certificates, even if you do not wish to tender shares in this offer, so that we can exchange them for new certificates or hold them in your name at First Union.

     For more information on submitting Old UPS stock certificates, see Section 2, "Procedures for Tendering Shares."

- CAN I CHANGE MY MIND AFTER I TENDER SHARES?

     Yes. You may withdraw tenders in writing at any time before the expiration date of the offer. If you change your mind again, you can re-tender your shares by following the tender procedures before the offer expires.

     For more information on withdrawing tendered shares, see Section 3, "Withdrawal Rights."

- ARE THERE ANY CONDITIONS UPON UPS'S OBLIGATION TO COMPLETE THE OFFER?

     Yes. Our obligation to complete the offer is subject to the conditions described in Section 5. If any of these conditions is not satisfied, we will not be required to purchase shares in the offer. We may waive any or all of these conditions in our discretion.

     For more information on conditions of the offer, see Section 5, "Conditions of the Offer."

- WHEN WILL THE OFFER EXPIRE? CAN IT BE EXTENDED?

     The offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, March 3, 2000, unless we extend them, as we have the right to do. Throughout this offer to purchase, we refer to the date and time that the offer expires as the expiration date. First Union, the depositary, must receive your completed letters of transmittal by the expiration date in order for you to participate in the offer.

- HOW WILL I BE NOTIFIED IF THE OFFER IS EXTENDED?

     If the offer is extended, we will issue a press release by 9:00 a.m. on the next business day after the offer otherwise would have expired.

- WHEN SHOULD I SEND IN MY TENDER DOCUMENTS?

     If you would like to tender class A-1 shares, your completed letters of transmittal must be received by First Union no later than 12:00 midnight on March 3, 2000. Letters of transmittal received after 12:00 midnight on March 3, 2000 will not be accepted. If you do not properly fill out a letter of transmittal, your attempt to tender will be rejected. Therefore, we encourage you to send your completed letters of transmittal to First Union as soon as possible so that there may be time to re-submit any letters of transmittal that have been rejected. Remember, if you tender, you have the right to withdraw any of your tendered shares at any time through 12:00 midnight on March 3, 2000.

- HOW CAN I CONFIRM THAT MY TENDER WAS PROPERLY RECEIVED BY FIRST UNION?

     You may access a voice response unit, or VRU, at First Union at (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct) to confirm receipt of your letters of transmittal. Your personal identification number, or PIN, is included on each letter of transmittal. The automated VRU is available 24 hours a day, seven days a week. Live operators are available Monday through Friday from 8:00 a.m. to 6:00 p.m., eastern time.

- WHEN WILL I RECEIVE MY CHECK FOR SHARES PURCHASED IN THE OFFER?

     We anticipate that First Union will begin to mail checks for shares we purchase from regular and certificate/receipt accounts within a few weeks after the offer expires, but we do not know exactly when you will receive these checks. You may access First Union's VRU to verify the status of any checks you are expecting to receive.

- WILL I HAVE TO PAY TAXES IF UPS PURCHASES MY SHARES IN THE TENDER OFFER?

     Your sale of shares pursuant to the offer will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. The sale of shares will be taxed either as a "sale or exchange" or as a dividend. If you do not tender the maximum number of class A-1 shares you are eligible to tender from each account, your sale of shares in the offer is more likely to be treated as a dividend.

     Your sale of shares held in an individual retirement account or in a UPS Savings Advantage account will not have any federal income tax consequences to you. However, any distributions from such accounts may be taxable to you. You should consult your own tax adviser about the federal income tax consequences of holding shares in an individual retirement account or a UPS Savings Advantage account.

     For a discussion of the material federal income tax consequences of the offer, see Section 13, "U.S. Federal Income Tax Considerations."

- WHAT IS THE SALE DATE OF TENDERED SHARES FOR TAX PURPOSES?

     The sale date for tax purposes will be the date the shares are accepted for purchase by us. We will not know this date until the conclusion of the offer, although in no event will this date be earlier than March 3, 2000.

- WHO CAN HELP ANSWER ANY QUESTIONS I HAVE?

     If you have any questions, you should contact First Union Shareholder Services at (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct).

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
QUESTIONS AND ANSWERS..................   A-1
TABLE OF CONTENTS......................     i
WHERE YOU CAN FIND MORE INFORMATION
  ABOUT UPS............................     i
IMPORTANT INFORMATION..................    ii
INTRODUCTION...........................     1
BACKGROUND AND PURPOSE OF THE OFFER....     2
THE OFFER..............................     3
  1. Number of Shares; Expiration
     Date..............................     3
  2. Procedures for Tendering Shares...     3
  3. Withdrawal Rights.................     6
  4. Acceptance for Payment and Payment
     for Shares........................     6
  5. Conditions of the Offer...........     7

                                         PAGE
                                         ----
   6. Extension of the Offer;
      Termination; Amendments..........     8
   7. Certain Effects of the Offer.....     8
   8. Price Range of Shares;
      Dividends........................     9
   9. Source and Amount of Funds.......    10
  10. Information about UPS............    10
  11. Interests of Directors and
      Executive Officers; Transactions
      and Arrangements Concerning the
      Shares...........................    11
  12. Legal Matters; Regulatory
      Approvals........................    12
  13. U.S. Federal Income Tax
      Considerations...................    12
  14. Fees and Expenses................    14
  15. Miscellaneous....................    14
ANNEX I................................   I-1

                            ------------------------

                 WHERE YOU CAN FIND MORE INFORMATION ABOUT UPS

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C. at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York at 7 World Trade Center, 13th Floor, New York, New York 10048, and Chicago at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms. You also may obtain information about UPS from the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This offer to purchase is part of a Tender Offer Statement on Schedule TO, which we filed with the SEC pursuant to Section 13(e) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

                             IMPORTANT INFORMATION

GENERAL

     If you wish to tender any of your class A-1 shares, you should complete and sign the appropriate letters of transmittal in accordance with the instructions provided, and deliver them to First Union at one of the addresses set forth on the back cover of this offer to purchase. REMEMBER, YOU MAY TENDER NO MORE THAN 27% OF YOUR CLASS A-1 SHARES HELD IN ANY SEPARATE ACCOUNT AND YOU MAY ONLY TENDER SHARES THAT YOU OWN. YOU MAY NOT TENDER SHARES THAT ARE OWNED BY MEMBERS OF YOUR FAMILY OR ANYONE TO WHOM YOU TRANSFERRED TITLE TO CLASS A SHARES. THEY MUST TENDER THEIR OWN SHARES IF THEY WISH TO PARTICIPATE IN THE OFFER. YOU MUST PROPERLY COMPLETE THE LETTERS OF TRANSMITTAL IN ORDER TO EFFECT A VALID TENDER OF YOUR SHARES. There are four account types in which class A shares may be held. They are:

     - REGULAR ACCOUNT (FORMERLY A FIRST UNION TRUST ACCOUNT). If you wish to tender any shares you hold in a regular account, you should complete the TAN letter of transmittal

     - CERTIFICATE/RECEIPT ACCOUNT (AN ACCOUNT THAT INCLUDES AT LEAST ONE FORMER "BROWN SHARE"). If you wish to tender any shares you hold in a certificate/receipt account, you should complete the YELLOW letter of transmittal and return any Old UPS stock certificates (commonly known as "Brown Shares") that correspond to tendered shares (see Section 2 for more information)

     - INDIVIDUAL RETIREMENT ACCOUNT. If you wish to tender any shares you hold in an individual retirement account, you should complete the PINK letter of transmittal

     - UPS SAVINGS ADVANTAGE ACCOUNT. If you wish to tender any shares you hold in a UPS Savings Advantage account, you should complete the BLUE letter of transmittal

     YOU WILL RECEIVE SEPARATE PACKAGES CONTAINING SEPARATE LETTERS OF TRANSMITTAL FOR EACH ACCOUNT IN WHICH YOU HOLD CLASS A-1 SHARES. THESE ARE NOT DUPLICATES, SO PLEASE DO NOT DISCARD THEM.

     You should direct questions and requests for assistance to:

                        First Union Shareholder Services
                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (international and direct)
                            ------------------------

     WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY RECOMMENDATION OR REPRESENTATION IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTERS OF TRANSMITTAL. IF GIVEN OR MADE, YOU MUST NOT RELY ON ANY SUCH RECOMMENDATION OR ANY SUCH INFORMATION OR REPRESENTATIONS AS HAVING BEEN AUTHORIZED BY US.

     The offer is not being made to, nor will we accept any tender of shares from or on behalf of, shareowners in any jurisdiction in which the making of the offer or the acceptance of any tender of shares would not comply with the laws of such jurisdiction. In our discretion, however, we may take such action as we deem necessary for us to make the offer in any such jurisdiction and extend the offer to shareowners in such jurisdiction. In any jurisdiction whose securities laws or blue sky laws require the offer to be made by a licensed broker or dealer, the offer is being made on our behalf by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

TO THE HOLDERS OF CLASS A-1 COMMON STOCK OF UNITED PARCEL SERVICE, INC.:

                                  INTRODUCTION

SUMMARY TERMS OF THE OFFER

     United Parcel Service, Inc. hereby offers to purchase up to 100,893,277 shares of its class A-1 common stock at a price of $60 per share. The offer is subject to the terms and conditions set forth in this offer to purchase and the related letters of transmittal. We refer to this offer to purchase and the related letters of transmittal, together with any amendments or supplements, as the "offer."

     Each shareowner who has properly tendered shares will receive $60 per share in cash for all shares purchased, upon the terms and subject to the conditions of the offer. We are offering to purchase a total of approximately 27% of the total outstanding shares of class A-1 common stock. YOU MAY TENDER UP TO 27% OF THE CLASS A-1 SHARES YOU HOLD IN EACH OF YOUR SEPARATE ACCOUNTS. As a class A shareowner, your shares may be held in one or more of the following four possible account types: a regular account (formerly a First Union Trust Account), a certificate/receipt account (an account that includes at least one former "Brown Share"), an individual retirement account or a UPS Savings Advantage account.

     Each letter of transmittal you received is color-coded to the different account types. TAN refers to regular accounts, YELLOW refers to certificate/receipt accounts, PINK refers to individual retirement accounts and BLUE refers to UPS Savings Advantage accounts.

     We are not offering to purchase any class A-2 shares, class A-3 shares or class B shares.

     If you tender shares, you will not be obligated to pay fees, commissions or stock transfer taxes on our purchase of shares pursuant to the offer. We will pay all fees and expenses of First Union, which is acting as the depositary for the offer.

     The offer is not conditioned upon any minimum number of shares being tendered. It is, however, subject to other conditions. See Section 5.

     YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. MANAGEMENT ENCOURAGES ALL CLASS A SHAREOWNERS TO PARTICIPATE IN THE OFFER, BUT NO SHAREOWNER IS REQUIRED TO TENDER ANY SHARES. EACH MEMBER OF OUR MANAGEMENT COMMITTEE INTENDS TO PARTICIPATE IN THE OFFER.

GENERAL INFORMATION

     As of January 31, 2000, we had issued and outstanding 373,678,804 shares of our class A-1 common stock. The 100,893,277 shares that we are offering to purchase represent approximately 27% of the issued and outstanding class A-1 shares and approximately 9% of the issued and outstanding class A shares as of January 31, 2000. We may hold in treasury or retire the class A-1 shares that we purchase pursuant to the offer.

     Our class A-1 common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Our class B common stock is listed on the New York Stock Exchange under the symbol "UPS." On February 3, 2000, the last full trading day before we announced the offer, the reported closing price of the class B common stock on the NYSE was $57 7/16 per share. YOU SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR THE CLASS B COMMON STOCK BEFORE TENDERING ANY SHARES IN THIS OFFER.

     On May 8, 2000, the transfer restrictions lapse on your class A-1 shares. After this date, unless your shares are subject to other restrictions such as hypothecation, you will be able to freely sell or transfer your class A-1 shares. Upon any such sale or transfer, unless the recipient of the shares is a "permitted transferee," the class A-1 shares will be converted automatically into class B shares. Shares of class B common stock may be sold on the New York Stock Exchange.

     In Section 13, we describe material U.S. federal income tax consequences of your sale of shares pursuant to the offer. We describe conditions of the offer in Section 5. We reserve the right to waive any or all conditions of the offer, other than those that are legally mandated.

FORWARD-LOOKING INFORMATION

     We make forward-looking statements in this document, and in the documents we have filed with the SEC that you may access, including the sections of this offer to purchase entitled "Price Range of Shares; Dividends" and "Information about UPS." These forward-looking statements are based upon our management's beliefs and assumptions and on information that currently is available to our management (or, in the case of forward-looking statements in the documents we previously have filed with the SEC, information that was available to our management at the time the forward-looking statements were made). Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, the offer, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believes," "expects," "anticipates," "intends," "plans," "estimates" and similar expressions.

     Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. Neither we nor the dealer manager have any intention or obligation to update forward-looking statements after we distribute this offer to purchase.

     You should understand that many important factors, in addition to those discussed elsewhere in this offer to purchase, could cause our results to differ materially from those expressed in forward-looking statements. These factors include our intense competitive environment, economic and other conditions in the markets in which we operate, strikes, work stoppages and slowdowns, governmental regulation, increases in aviation and motor fuel prices and cyclical and seasonal fluctuations in our operating results.

                      BACKGROUND AND PURPOSE OF THE OFFER

     We are making the offer so that our class A shareowners have the opportunity to sell a portion of their class A-1 shares. The offer was contemplated and disclosed to our shareowners prior to and as part of our initial public offering. As we indicated in our initial public offering materials, the net proceeds of the offering are not needed to fund our current or foreseeable operations and, instead, we plan to use these proceeds to purchase shares in the offer. We believe that using our public offering proceeds to fund the offer is an efficient way to allow our class A shareowners to sell a portion of their class A-1 shares if they so desire.

     We are offering to purchase a total of 100,893,277 shares of class A-1 common stock, which is approximately 27% of our total outstanding class A-1 shares and approximately 9% of our total class A shares. If each of our shareowners tenders 27% of his or her class A-1 shares in the offer, we will purchase a total of 100,893,277 shares and pay an aggregate of $6,053,596,620 to purchase these shares.

     Although all of our class A-1 shareowners may participate in the offer, we expect that some of our shareowners will not participate or will choose to tender less than 27% of their class A-1 shares. Therefore, we expect to purchase less than 100,893,277 class A-1 shares in the offer, and we expect to fund the offer entirely with the $5.27 billion net proceeds of our initial public offering. If we need to pay more than $5.27 billion to purchase shares in the offer, we will fund the additional amount with available cash.

     It has been our intent, as we indicated at the time of our shareowners' meeting last October, to provide an opportunity for all class A shareowners to sell a portion of their shares in the offer. Participation in the offer does not conflict with the UPS tradition of long-term ownership of our company by its employees. We believe it is important for our employees to have a significant investment in our company so that they will be motivated to strive for our continued success. Other than sales in the offer, we expect that, in the future, our employees will maintain their investment in our company until retirement.

                                   THE OFFER

1.  NUMBER OF SHARES; EXPIRATION DATE

     Upon the terms and subject to the conditions of the offer, we will accept for payment and purchase up to 100,893,277 shares at the offer price of $60 per share in cash. We will purchase up to 27% of each shareowner's class A-1 shares. The term "expiration date" means 12:00 midnight, New York City time, on Friday, March 3, 2000, unless we extend the offer. If we extend the offer, the term "expiration date" will mean the date and time to which we extend it. We describe our right to extend the offer, and to delay, terminate or amend the offer, in
Section 6.

     Subject to applicable SEC regulations, we reserve the right to change the terms of the offer. If:

     - we increase or decrease the offer price or increase the number of shares being sought by more than 2% of the outstanding class A-1 shares, and

     - the offer is scheduled to expire at any time earlier than the end of the tenth business day from the date that we first publish, send or give notice of such an increase or decrease,

then we will extend the offer until the expiration of that ten business day period. "Business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     All shares we purchase in the offer will be purchased at the offer price. All shares we do not purchase in the offer will be returned to the relevant account of the tendering shareowner at our expense as promptly as practicable after the expiration date or as promptly as practicable after withdrawal.

     If the conditions set forth in Section 5 each are satisfied or waived, we will purchase all shares validly tendered at the offer price. If any of the conditions is not satisfied or waived, we will not complete the offer and we will promptly return all tendered shares to the relevant accounts.

     On May 8, 2000, the transfer restrictions lapse on your class A-1 shares. After this date, unless your shares are subject to other restrictions such as hypothecation, you will be able to freely sell or transfer your class A-1 shares. Upon any such sale or transfer, unless the recipient of the shares is a "permitted transferee," the class A-1 shares will be converted automatically into class B shares. Shares of class B common stock may be sold on the New York Stock Exchange.

     As described in Section 13, the number of shares we will purchase from you may affect the U.S. federal income tax consequences to you, and therefore may be relevant to your decision whether to tender shares.

2.  PROCEDURES FOR TENDERING SHARES

     PROPER TENDER OF SHARES. In order for your shares to be validly tendered in the offer, First Union, the depositary, must receive properly completed and executed letters of transmittal at one of its addresses set forth on the back cover of this offer to purchase, on or before the expiration date.

     You may tender up to 27% of the class A-1 shares you hold in each of your separate accounts. As a class A shareowner, your shares may be held in one or more of the following four account types: a regular account (formerly a First Union Trust Account), a certificate/receipt account (an account that includes at least one former "Brown Share"), an individual retirement account or a UPS Savings Advantage account. Therefore, you may tender up to 27% of the class A-1 shares that you hold in a regular account, up to 27% of the class A-1 shares that you hold in a certificate/receipt account, up to 27% of the class A-1 shares that you hold in an individual retirement account and up to 27% of the class A-1 shares you hold in a UPS Savings Advantage account. You are not required to tender the same percentage of class A-1 shares from each of your separate accounts. WE WILL REJECT ANY LETTER OF TRANSMITTAL ON WHICH YOU ATTEMPT TO TENDER MORE THAN 27% OF THE CLASS A-1 SHARES HELD IN AN ACCOUNT.

     In order to validly tender shares, you must transfer to us good, marketable and unencumbered title to the shares, free and clear of all liens, restrictions, charges and encumbrances, and not subject to any adverse claim or right. This means that, if you have hypothecated shares as collateral for a loan, your lending institution must release its lien on the shares in order for you to tender the shares in the offer. We will reject any shares that are not free and clear of all liens, including liens held by lending institutions to which you have hypothecated your shares.

     Payment for shares tendered and accepted for payment pursuant to the offer will be made only after First Union timely receives properly completed and executed letters of transmittal. If you tender shares held in a regular or certificate/receipt account, First Union will pay the offer price for those shares to you by check denominated in U.S. dollars at the address listed on the letter of transmittal. If you tender shares held in an individual retirement account, First Union will pay to that account the offer price for those shares. If you tender shares held in a UPS Savings Advantage account, First Union will pay the offer price to your UPS Savings Advantage account and these funds will be transferred to your UPS Savings Plan account and invested in accordance with your current investment elections for salary deferrals. We will not pay interest on the purchase price of the shares, regardless of any extension of the offer or any delay in making such payment.

     The method by which you deliver your completed letters of transmittal is at your option and risk. We recommend that you use the color-coded return envelope enclosed with your package of tender materials. If you are located outside the United States, you should deliver your letters of transmittal to the UPS Controller in your country, who will promptly forward them to First Union. You also may deliver your letters of transmittal directly to First Union. You should allow sufficient time to ensure that your letters of transmittal will be received by First Union on or before the expiration date.

     To confirm that First Union has received and processed your letter of transmittal, call First Union Shareholder Services at (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct). Please have your account and PIN numbers ready. The First Union voice response unit, or VRU, is available 24 hours a day, seven days a week, for automated access. Live operators will be available Monday through Friday from 8:00 a.m. until 6:00 p.m., eastern time.

     U.S. FEDERAL INCOME TAX WITHHOLDING. Any tendering U.S. shareowner or other U.S. payee who does not have a Form W-9 or a Form W-8 on file with First Union may be subject to U.S. federal income tax backup withholding equal to 31% of the gross proceeds paid to such shareowner or other payee pursuant to the offer. If you do not have a Form W-9 or Form W-8 on file with First Union, or if you need to update the information in your Form W-9 or Form W-8, you should call First Union at one of the telephone numbers set forth on the back cover of this offer to purchase. You should consult your tax adviser regarding your qualification for exemption from backup withholding. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a Form W-9 or Form W-8 with a taxpayer identification number for you.

     DETERMINATION OF VALIDITY, REJECTION OF SHARES, WAIVER OF DEFECTS, NO OBLIGATION TO GIVE NOTICE OF DEFECTS. We will determine, in our discretion, all questions as to the number of shares to be accepted, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determination will be final and binding on all parties. We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any or all of the conditions of the offer, subject to applicable law and regulations, or any defect or irregularity in any tender of shares. Our interpretation of the terms of the offer, including the instructions to the letters of transmittal, will be final and binding. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defect or irregularity in connection with tenders must be cured within such time as we may determine. None of UPS, the dealer manager, the depositary or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     TENDER CONSTITUTES AN AGREEMENT. The tender of shares will constitute a binding agreement between the tendering shareowner and us upon the terms, and subject to the conditions, of the offer. The tender of shares will constitute the tendering holder's acceptance of the terms and conditions of the offer and the tendering holder's representation and warranty that such holder has a "net long position" in the shares being tendered within the meaning of Rule 14e-4 under the Exchange Act, and the tender of such shares complies with Rule 14e-4.

     HYPOTHECATED SHARES. We will not be able to purchase hypothecated shares in the offer. We will purchase only shares that are free and clear of any lien or adverse claim.

     If you want to tender shares that currently are hypothecated, you should communicate with your lending institution, and arrange for the lending institution to transfer its liens from the currently hypothecated shares that you wish to tender to other shares that you do not wish to tender. You also may consider reducing your borrowings by a sufficient amount to permit the lending institution to release from its liens the shares you wish to tender.

     We will not purchase shares that are subject to a lending institution's security interest, or shares that are subject to any other lien or adverse claim. In order for you to make a valid tender of shares that currently are hypothecated, your lending institution must provide to First Union, before the date on which First Union processes your applicable letter of transmittal, proof that it has released its lien on the tendered shares.

     We will reject any letter of transmittal on which you attempt to tender shares that are subject to a security interest, lien or adverse claim. This means that all shares that you tendered on the letter of transmittal--including shares that are not subject to a security interest, lien or adverse claim--will be rejected.

     SHARES IN A REGULAR ACCOUNT (FORMERLY A FIRST UNION TRUST ACCOUNT).   You
can tender up to 27% of the class A-1 shares that you hold in a regular account by designating these shares on the TAN letter of transmittal. If we purchase these shares, First Union will pay the proceeds to you by check denominated in U.S. dollars at the address listed on the letter of transmittal.

     SHARES IN A CERTIFICATE/RECEIPT ACCOUNT (AN ACCOUNT THAT INCLUDES AT LEAST ONE FORMER "BROWN SHARE"). You can tender up to 27% of the class A-1 shares that you hold in a certificate/receipt account by designating these shares on the YELLOW letter of transmittal. If we purchase these shares, First Union will pay the proceeds to you by check denominated in U.S. dollars at the address listed on the letter of transmittal.

     If you received a YELLOW letter of transmittal, this means that our records indicate that you are in possession of United Parcel Service of America, Inc. stock certificates, also referred to as Old UPS certificates or "Brown Shares". In connection with our initial public offering, the shares represented by the Old UPS stock certificates were converted into class A shares. If you wish to tender class A-1 shares that have the same certificate number as Old UPS stock certificates that you possess, you must complete the YELLOW letter of transmittal and send the Old UPS stock certificates to First Union, together with your YELLOW letter of transmittal.

     If you do not send the appropriate Old UPS stock certificates to First Union together with your YELLOW letter of transmittal, your tender of the shares that relate to the Old UPS stock certificates you did not send will be invalid, and we will reject the letter of transmittal in its entirety.

     In addition, we encourage you to send in all of your Old UPS stock certificates, even if you do not wish to tender shares, so that we can exchange them for new certificates or hold them in your name at First Union.

     If you have lost your Old UPS stock certificates, and you wish to tender class A-1 shares that have the same certificate number as Old UPS stock certificates you own, or if any of your Old UPS stock certificates have been destroyed, please contact First Union at one of the telephone numbers set forth on the back cover of this offer to purchase.

     SHARES IN AN INDIVIDUAL RETIREMENT ACCOUNT. You can tender up to 27% of the class A-1 shares that you hold in an individual retirement account by designating these shares on the PINK letter of transmittal. If we purchase these shares, First Union will pay the proceeds to your individual retirement account. It will be your responsibility to contact your IRA providers and provide investment instructions.

     SHARES IN A UPS SAVINGS ADVANTAGE ACCOUNT. You can tender up to 27% of the class A-1 shares that you hold in a UPS Savings Advantage account by designating these shares on the BLUE letter of transmittal. If we purchase these shares, First Union will pay the proceeds to your UPS Savings Advantage account and these funds will then be transferred to your UPS Savings Plan account and invested in accordance with your current investment elections for salary deferrals.

3.  WITHDRAWAL RIGHTS

     You may withdraw tendered shares at any time before the expiration date.

     For a withdrawal to be effective, First Union must receive a written notice of withdrawal at one of its addresses set forth on the back cover of this offer to purchase before the expiration date. First Union will not accept oral notices of withdrawal. Any notice of withdrawal must:

     - specify the name of the person or persons who tendered the shares to be withdrawn and the account number from which the shares were tendered,

     - specify the number, and designated receipt numbers (if applicable), of shares to be withdrawn, and

     - contain the signature or signatures of the person or persons who tendered the shares to be withdrawn.

     We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. None of us, the dealer manager, the depositary or any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any shares properly withdrawn will be deemed not tendered for purposes of the offer. You may re-tender withdrawn shares on or before the expiration date by again following the procedures described in
Section 2.

     If we extend the offer, or if we are delayed in our purchase of shares or unable to purchase shares in the offer for any reason, First Union, subject to applicable law, may retain all tendered shares on our behalf, and the shares may not be withdrawn except to the extent tendering shareowners are entitled to withdrawal rights as described in this Section 3. If we have not accepted tendered shares for payment as provided in this offer to purchase by 12:00 midnight, New York City time, on Friday, March 31, 2000, you may withdraw your tendered shares.

4.  ACCEPTANCE FOR PAYMENT AND PAYMENT FOR SHARES

     Upon the terms and subject to the conditions of the offer, we will accept for payment, as soon as practicable after the expiration date, up to 100,893,277 class A-1 shares. We will accept for payment up to 27% of each shareowner's class A-1 shares in each account. We will not purchase more than 27% of the class A-1 shares held in any account. We will reject any letter of transmittal on which you attempt to tender more than 27% of the class A-1 shares held in the account to which the letter of transmittal relates.

     For purposes of the offer, we will be deemed to have accepted for payment and purchased shares that are tendered and not withdrawn when we give oral or written notice to First Union of our acceptance of such shares for payment in the offer. We refer to the date and time of acceptance as the "acceptance date."

     We will pay for shares we accept in the offer by depositing the aggregate offer price for those shares with First Union. First Union, in turn, will distribute payments with respect to those shares.

     If we purchase shares from your regular account or from a certificate/receipt account, First Union will pay the proceeds to you by check denominated in U.S. dollars to the address listed on the letter of transmittal. If we purchase shares from your individual retirement account, First Union will pay the proceeds to your individual retirement account. If we purchase shares you hold in a UPS Savings Advantage account, First Union will pay the proceeds to your UPS Savings Advantage account, and these funds will then be transferred to your UPS Savings Plan account and invested in accordance with your current investment elections for salary deferrals.

     We will not accept shares tendered in the offer unless and until the conditions specified in Section 5 have been satisfied or waived.

     If we are delayed in our acceptance for payment of or payment for shares or are unable to accept for payment or pay for shares pursuant to the offer for any reason, First Union, subject to applicable law, may retain all tendered shares on our behalf, and the shares may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described in Section 3.

     WE WILL NOT PAY INTEREST BY REASON OF ANY DELAY IN PAYING FOR ANY SHARES OR OTHERWISE. In addition, in some cases, we may not be obligated to purchase shares pursuant to the offer. See Section 5.

     We will pay all stock transfer taxes, if any, payable on the transfer of shares we purchase pursuant to the offer.

5.  CONDITIONS OF THE OFFER

     We will not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act, to pay for, and we may delay the acceptance for payment of or the payment for, any tendered shares, and may amend or terminate the offer, if any of the following events have occurred prior to the time we accept shares for payment:

     - there shall have been instituted or threatened or be pending any action or proceeding before or by any court or governmental, regulatory or administrative agency or instrumentality, or by any other person, that challenges the making of or the consummation of the transactions contemplated by the offer, or that has, or is reasonably likely to have, in our judgment, a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us and our subsidiaries taken as a whole;

     - any order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our judgment, would or might prohibit, prevent, restrict or delay consummation of the offer, or is reasonably likely to have, in our judgment, a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of us and our subsidiaries taken as a whole;

     - there shall have occurred or be likely to occur any event that, in our judgment, would or might prohibit, prevent, restrict or delay consummation of the offer, or is reasonably likely to materially impair the contemplated benefits of the offer, or otherwise result in the consummation of the offer not being, or not being reasonably likely to be, in the best interests of us and our subsidiaries taken as a whole; or

     - there shall have occurred any general suspension of trading in, or limitation on prices for, securities in the United States national securities exchanges or over-the-counter markets; any significant adverse change in the trading prices for our class B common stock or other securities, or in any financial markets; a material impairment in the trading market for securities that in our sole judgment could affect the offer; a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; any limitation, whether or not mandatory, by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on, or other event that, in our reasonable judgment, might affect, the extension of credit by banks or other lending institutions in the United States; a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States; or a material acceleration or worsening of any of these events that exists on the date of this offer to purchase.

     The conditions to the offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them. We may waive them, in whole or in part, at any time and from time to time, in our discretion, whether or not we waive any other condition of the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Each of these rights will be deemed an ongoing right that we may assert at any time and from time to time. Any determination we make concerning the events described in this
Section 5 will be final and binding upon all persons.

6.  EXTENSION OF THE OFFER; TERMINATION; AMENDMENTS

     Upon the terms of the offer, we will accept for purchase all shares validly tendered and not withdrawn by 12:00 midnight, New York City time, on Friday, March 3, 2000, or if we extend the offer, the latest date and time to which the offer is extended. We reserve the right to extend the offer on a daily basis or for any period or periods we may determine in our discretion from time to time by giving written or oral notice to First Union and by making a public announcement by press release no later than 9:00 a.m., New York City time, the next business day following the previously scheduled expiration date. During any extension of the offer, all shares previously tendered and not withdrawn will remain subject to the offer.

     We also reserve the right:

     - to delay payment for any shares not paid for, or to terminate the offer and not to accept for payment any shares not accepted for payment, upon the occurrence of any of the conditions specified in Section 5, or

     - at any time or from time to time to amend the offer, including increasing the number of shares we may purchase or increasing or decreasing the price per share we may pay in the offer.

     We will follow any such extension, delay, termination or amendment as promptly as practicable with a public announcement. We will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release.

     If we make a material change in the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(2) under the Exchange Act. These rules require that the minimum period during which an offer must remain open after material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend upon the facts and circumstances, including the relative materiality of the changed terms or information.

     Our reservation of the right to delay payment for shares that we have accepted for payment is limited by Rule 13e-4(f)(5) under the Exchange Act, which requires that an issuer pay the consideration offered or return the tendered securities promptly after the termination or withdrawal of a tender offer. If:

     - we increase or decrease the offer price or increase the number of shares being sought by more than 2% of the outstanding class A-1 shares, and

     - the offer is scheduled to expire at any time earlier than the end of the tenth business day after the date that we first publish, send or give notice of such an increase or decrease,

then we will extend the offer until the expiration of that ten business day period.

7.  CERTAIN EFFECTS OF THE OFFER

     We initially will hold shares we acquire in the offer in treasury or we will retire them. Shares that we hold in treasury will be available for us to issue without further shareowner action except as required by applicable law for purposes such as the acquisition of other businesses, the raising of additional capital for use in our business and the distribution of stock dividends and awards under our incentive compensation and employee benefit plans. We have no current plans to use any shares we purchase in the offer for any other purpose.

     From time to time, we may acquire shares, in addition to those we purchase in the offer, in privately negotiated transactions, through tender offers, mergers or otherwise, in amounts, at prices and at times as we may determine. If we do not purchase the 100,893,277 shares that we are offering to purchase in the offer, we may purchase additional class A-1 shares in private transactions after the expiration date. Rule 13e-4 under the Exchange Act generally prohibits us and our affiliates from purchasing any class A-1 shares, other than in the offer, until at least ten business days after the expiration date. Any future purchases would depend on many factors, including the market price of our class B common stock, our business and financial position, alternative investment opportunities available to us and general economic and market conditions. Any such purchases may be on the same terms as, or on terms more or less favorable than, those of the offer.

     The class A-1 common stock is registered under the Exchange Act, which requires that we furnish certain information to our shareowners and to the SEC and comply with the SEC's proxy rules in connection with meetings of our shareowners. Our purchase of shares in the offer will not result in the shares becoming eligible for deregistration under the Exchange Act.

8.  PRICE RANGE OF SHARES; DIVIDENDS

     PRICE RANGE OF SHARES. Before our initial public offering, which we completed last November, our predecessor corporation, United Parcel Service of America, Inc., which we refer to as "Old UPS," was the principal purchaser of its common stock. Old UPS notified its shareowners periodically of its willingness to purchase a limited number of shares at specified prices determined by its board of directors.

     The following table sets forth the prices at which Old UPS published notices of its willingness to purchase shares since January 1998. The table gives effect to the two-for-one exchange ratio in the merger of Old UPS with UPS Merger Subsidiary, Inc., which occurred immediately before and in connection with our initial public offering.

January 1, 1998.............................................  $15.375
February 27, 1998...........................................   16.000
May 22 ,1998................................................   17.000
August 20, 1998.............................................   18.500
November 19, 1998...........................................   20.000
February 18, 1999...........................................   21.500
May 20, 1999................................................   23.500
August 19, 1999.............................................   25.500

     Our class A-1 common stock is not listed on any stock exchange or quoted on any organized over-the-counter market. Since November 10, 1999, our class B common stock has been listed on the New York Stock Exchange. The following table sets forth the high and low sales prices of the class B common stock on the New York Stock Exchange.

                                                                 LOW         HIGH
                                                              ---------    ---------
Year Ended December 31, 1999:
  Quarter Ended December 31, 1999...........................  $  61.000    $  76.625
Year Ending December 31, 2000:
  Quarter Ending March 31, 2000 (through February 3,
     2000)..................................................     57.188       69.750

     On February 3, 2000, the last full trading day prior to our announcement of the offer, the reported closing price of the class B common stock on the NYSE was $57 7/16 per share. YOU SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR CLASS B COMMON STOCK PRIOR TO TENDERING ANY SHARES IN THIS OFFER.

     DIVIDEND POLICY. The following table sets forth the dividends declared on our and Old UPS's common stock for the periods indicated, giving effect to the two-for-one exchange ratio in the merger of Old UPS with UPS Merger Subsidiary, Inc., which occurred immediately before and in connection with our initial public offering.

                                                      YEAR ENDED DECEMBER 31,
                                             -----------------------------------------
                                             1995     1996     1997     1998     1999
                                             -----    -----    -----    -----    -----
Dividends per share........................  $.320    $.340    $.350    $.425    $.575

     Our board of directors' policy is to declare dividends out of current earnings. Our board of directors expects to continue to declare dividends on our common stock after this offer. The declaration of future dividends is subject to the discretion of our board of directors in light of all relevant factors, including earnings, general business conditions and working capital requirements, and is subject to the risks of our business.

9.  SOURCE AND AMOUNT OF FUNDS

     We are offering to purchase up to 100,893,277 shares of class A-1 common stock, which is approximately 27% of our total outstanding class A-1 shares. If each of our shareowners tenders 27% of his or her class A-1 shares in the offer, we will purchase 100,893,277 shares and pay a total of $6,053,596,620 to purchase these shares.

     Although all of our class A-1 shareowners may participate in the offer, we expect that some of our shareowners will not participate or will choose to tender less than 27% of their class A-1 shares. Therefore, we expect to purchase less than 100,893,277 class A-1 shares in the offer, and we expect to fund the offer entirely with the $5.27 billion net proceeds of our public offering. If we need to pay more than $5.27 billion to purchase shares in the offer, we will fund the additional amount with available cash.

10.  INFORMATION ABOUT UPS

     THE COMPANY. We are the world's largest express carrier, the world's largest package delivery company and a leading global provider of specialized transportation and logistics services. We deliver packages each business day for
1.7 million shipping customers to six million consignees. In 1999, we delivered an average of more than 12.92 million pieces per day worldwide, generating revenues of over $27 billion.

     Our primary business is the delivery of packages and documents throughout the United States and in over 200 other countries and territories. In addition, we provide logistics services, including comprehensive management of supply chains, for major companies worldwide. We are the industry leader in the delivery of goods purchased over the Internet. We seek to position ourselves as an indispensable branded component of e-commerce and to focus on the movement of goods, information and funds.

     Our principal executive offices are located at 55 Glenlake Parkway, NE, Atlanta, Georgia 30328, and our phone number is (404) 828-6000.

     THE PUBLIC OFFERING. In November 1999, we completed our initial public offering of class B common stock. Immediately before the public offering, our predecessor corporation, Old UPS, merged with our wholly owned subsidiary, UPS Merger Subsidiary, Inc. The merger was approved by Old UPS's shareowners at a special meeting on October 25, 1999.

     In the merger, each share of Old UPS's outstanding common stock converted automatically into two shares of our class A common stock. Of each shareowner's Old UPS shares, as nearly as possible:

     -  one-third was converted into class A-1 common stock;

     -  one-third was converted into class A-2 common stock; and

     -  one-third was converted into class A-3 common stock.

     Except for the applicable restricted period, which we describe below, each share of class A common stock is identical. Shares of class A common stock will not be transferable, other than to certain "permitted transferees," or convertible into class B shares until the relevant restricted period expires. This restricted period will expire:

     -  May 8, 2000 for class A-1 shares;

     -  November 4, 2000 for class A-2 shares; and

     -  May 3, 2001 for class A-3 shares.

     Class A shareowners also are prohibited from buying a put option, selling a call option or entering into any other hedging or insurance transaction during these restricted periods related to our common stock.

11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING THE SHARES

     Except as described in Annex I to the offer to purchase, neither we nor any of our executive officers or directors has engaged in any transaction involving shares of class A-1 common stock during the 60 days before the date of this offer to purchase.

     Except for the hypothecation of shares in connection with certain borrowings by the Company's executive officers and directors, neither the Company nor, to its knowledge, any of its executive officers or directors or affiliates, is a party to any agreement, arrangement or understanding, whether or not legally enforceable, with respect to any of our securities.

     The Company's directors and executive officers currently own beneficially and of record in the aggregate approximately 5.23% of the outstanding class A-1 common stock, excluding shares that can be acquired upon exercise of options. Approximately 91.37% of these shares are held directly by trusts and foundations, such as the Annie E. Casey Foundation, the UPS Foundation and various UPS employee benefit plans, of which some of our directors and executive officers are trustees.

                             NUMBER OF SHARES AS TO           ADDITIONAL SHARES IN WHICH
                           WHICH THE BENEFICIAL OWNER         THE BENEFICIAL OWNER HAS OR      TOTAL SHARES AND
                            EXERCISES SOLE VOTING OR         PARTICIPATES IN THE VOTING OR        PERCENT OF
NAME OF BENEFICIAL OWNER        INVESTMENT POWER                  INVESTMENT POWER(3)              CLASS(4)
------------------------   --------------------------        -----------------------------     -----------------
John W. Alden............           135,376(1)(2)                              0                  135,376    .04%
John Beystehner..........            55,563                                    0                   55,563    .04
William H. Brown, III....            27,759                                    0                   27,759    .01
Robert J. Clanin.........           134,524(2)                        14,579,417(a)(c)         14,713,941   3.94
Calvin Darden............            60,583                                    0                   60,583    .02
John A. Duffy............            58,345                                    0                   58,345    .02
Michael L. Eskew.........            78,968(2)                        14,579,417(a)(c)         14,658,385   3.92
James P. Kelly...........           142,600(2)                        14,579,417(a)(c)         14,722,017   3.94
Kenneth W. Lacy..........            57,628                                    0                   57,628    .02
Ann M. Livermore.........             3,152                                    0                    3,152    .01
Gary E. MacDougal........            21,994(2)                        13,880,318(a)            13,902,312   3.72
Christopher D. Mahoney...            80,133(2)                                 0                   80,133    .02
Joseph R. Moderow........           105,027(2)                        15,386,152(a)(b)         15,491,179   4.15
Kent C. Nelson...........           147,593(2)                        15,386,152(a)(b)         15,533,745   4.16
Victor A. Pelson.........             8,229                                    0                    8,229    .01
Joseph M. Pyne...........            71,592(2)                           699,099(c)               770,691    .21
John W. Rogers...........            66,667(2)                                 0                   66,667    .02
Charles L. Schaffer......           122,078(2)                           779,267(d)               901,345    .24
Lea N. Soupata...........            73,396                           16,085,251(a)(b)(c)      16,158,647   4.32
Robert M. Teeter.........            21,666                                    0                   21,666    .01
Ronald G. Wallace........           100,594                                    0                  100,594    .03
Thomas H. Weidemeyer.....           115,982(2)                           699,099(c)               815,081    .22

---------------

(1) Includes 3,633 shares which may be acquired within 60 days of January 31, 2000, upon the exercise of outstanding stock options.
(2) Includes shares owned by family members as follows: Alden -- 11,269;
    Clanin -- 55,705; Eskew -- 13,933; Kelly -- 20,434; MacDougal -- 8,167;
    Mahoney -- 9,809; Moderow -- 15,077; Nelson -- 10,236; Pyne -- 17,898;
    Rogers -- 48,175; Schaffer -- 14,613; Weidemeyer -- 3,517. Each named individual disclaims all beneficial ownership of such shares.
(3) None of the directors and the officers listed in the table above, nor members of their families, have any ownership rights in the shares listed in this column. Of the shares: (a) 13,880,318 shares are owned by the Annie E. Casey Foundation, Inc., of which Messrs. Clanin, Eskew, Kelly, MacDougal, Moderow and

    Nelson, Ms. Soupata and other non-UPS persons constitute the corporate Board of Trustees; (b) 1,505,834 shares are held by various trusts of which Messrs. Moderow and Nelson and Ms. Soupata are co-fiduciaries; (c) 699,099 shares are held by the UPS Foundation, Inc., a company-sponsored charitable foundation of which Messrs. Clanin, Eskew, Kelly, Pyne and Weidemeyer and Ms. Soupata are trustees; and (d) 779,267 shares that are held by an employee benefit plan of which Mr. Schaffer is a trustee.
(4) The percentages are calculated on the basis of the amount of outstanding shares plus the shares that may be acquired by the named individual, within 60 days of January 31, 2000, upon exercise of outstanding stock options.

     EACH MEMBER OF OUR MANAGEMENT COMMITTEE INTENDS TO PARTICIPATE IN THE
OFFER.

12.  LEGAL MATTERS; REGULATORY APPROVALS

     We are not aware of any license or regulatory permit that we believe is material to our business that might be adversely affected by our acquisition of shares as contemplated in this offer to purchase or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of shares as contemplated in this offer to purchase. Should any such approval or other action be required, we will make a good faith effort to obtain it. We cannot predict whether we will be required to delay the acceptance for payment of, or payment for, shares tendered pursuant to the offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligations under the offer to accept for payment and pay for shares are subject to conditions. See Section 5.

13.  U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences of the offer that are generally applicable to shareowners. We do not discuss foreign, state or local tax considerations in this summary. This summary also does not discuss all of the tax considerations that may be relevant to particular shareowners, such as shareowners who are dealers in securities, foreign persons, non-resident aliens or tax-exempt entities. In addition, this summary does not discuss the tax consequences of transactions made before or after the tender offer, even if made in connection with the tender offer.

     The summary is based on federal income tax law in effect as of the date of this offer to purchase, which could change at any time, possibly with retroactive effect. We are not requesting a ruling from the Internal Revenue Service in connection with the offer, and it is possible that the IRS will not agree with the conclusions set forth in this summary. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR OWN TAX ADVISER AS TO THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER, INCLUDING ANY ASSOCIATED TAX RETURN REPORTING REQUIREMENTS.

     IN GENERAL. Your sale of shares pursuant to the offer will be treated one of two ways for U.S. federal income tax purposes: as a "sale or exchange" or a dividend. If you do not tender the maximum number of class A-1 shares you are eligible to tender from each account, your sale of shares in the offer is more likely to be treated as a dividend.

     (1) AS A SALE OR EXCHANGE--If the transaction is treated as a sale or exchange, you will pay tax at the capital gains rate on the excess, if any, of the offer price over your tax basis in any shares sold that were held for more than one year. For this purpose, your holding period of your shares will include your holding period of the Old UPS shares you surrendered in the merger. Any gain on shares held for one year or less will be taxed at your ordinary income tax rate.

     If the tax basis in your tendered shares exceeds the offer price, you will have a capital loss. This loss will be a short-term capital loss if the tendered shares were held for one year or less; otherwise, the loss will be long-term capital loss. In general, you may deduct capital losses only to the extent of capital gains for the taxable year. However, noncorporate taxpayers with capital losses that exceed capital gains also may deduct the lesser of $3,000 and the amount of such excess. You should consult your own tax adviser regarding the treatment of capital gains and losses.

     Because the tax basis of your shares may vary, your choice as to which shares to tender may affect the amount of capital gain or capital loss that you would be required to recognize. You should consult your own tax adviser concerning the tax basis of your shares and the treatment of capital gains and losses.

     (2) AS A DIVIDEND DISTRIBUTION--If the transaction is treated as a dividend distribution, you will pay ordinary income tax on the full amount paid for your stock to the extent we have sufficient "earnings and profits." Because we have substantial earnings and profits, if the transaction is treated as a dividend distribution, it is likely that the entire amount received would be treated as a dividend. You will not be able to deduct your tax basis for the shares sold. However, the tax basis for the tendered shares will be added to the basis of your remaining shares. You will also not be permitted to recognize any loss on the sale.

     Corporate shareowners who receive a dividend may be eligible to claim a dividends-received deduction, and may be subject to the "extraordinary dividend" provisions of the Internal Revenue Code.

     The characterization of the tender offer transaction is relevant given the different tax rates for capital gains as compared to ordinary income. The current capital gains rate for individual taxpayers is 20% for capital assets held for more than 12 months (or 10% for taxpayers in the 15% income tax bracket). The ordinary income tax rates for individuals range from 15% to 39.6%.

     In order for your participation in the tender offer to qualify as a sale or exchange, your sale of shares must result in a "meaningful reduction" in your interest in UPS. Since the ability to meet this test is determined for each individual shareowner based on all of the facts and circumstances, we cannot confirm, for any individual shareowner, the federal income tax treatment of participation in the tender offer. The Internal Revenue Service has indicated in a published ruling that a shareholder would satisfy the test where the shareholder's proportionate interest in a public company was reduced from
 .0001118% to .0001081% (a 3.3% reduction) and where the shareholder exercised no meaningful control over corporate affairs. If you tender the maximum number of class A-1 shares permitted under the tender offer, you should experience a reduction in your percentage ownership of UPS. If you do not tender the maximum number of class A-1 shares you are eligible to tender from each account, your sale of shares in the tender offer is more likely to be treated as a dividend. You should consult your own tax adviser if you have questions about application of the "meaningful reduction" test in your particular situation.

     CONSTRUCTIVE OWNERSHIP. In determining whether you satisfy the "meaningful reduction in interest" test, you must take into account not only the shares you actually own (whether directly or through separate accounts), but also shares that you may be deemed to own under the Internal Revenue Code. Under these rules, you may constructively own:

     - shares actually or constructively owned by certain family members such as your spouse and children,

     - shares actually or constructively owned by entities such as trusts in which you or certain family members are grantors or beneficiaries, or

     - shares that you have the right to acquire by exercise of an option.

     You should note that it is possible that other transactions by you with respect to shares made before or after the tender offer could be treated as being part of the tender offer transaction for purposes of the "meaningful reduction in interest" test described above. For example, if you actually or constructively acquire UPS shares after the tender offer and the acquisition is treated for federal income tax purposes as being part of the tender offer transaction, the acquisition would be considered in determining whether you satisfy the "meaningful reduction in interest" test.

     THE MERGER. It is conceivable, although unlikely, that the tender offer and the merger of Old UPS and UPS Merger Subsidiary, Inc. that took place immediately before the initial public offering will be treated as part of the same transaction for federal income tax purposes. In this event, any cash you receive by selling shares in the tender offer could be treated as "boot" for federal income taxes. As a result, you would be required to recognize any gain realized in the merger with respect to all of your shares up to the full amount of cash received in the tender offer. In contrast, if the merger were not treated as part of the same transaction as the merger, you would be required to recognize gain only with respect to those shares actually tendered.

     Depending on your individual circumstances, you may have different tax consequences. It is possible that, due to your individual circumstances, any boot treated as being received by you would be taxable to you as a dividend rather than as described above. The proper treatment of any boot received by you will depend on whether you satisfy the "meaningful reduction in interest" test described above, taking into account your percentage ownership in UPS prior to the merger and your percentage ownership in UPS following the tender offer. You should consult your own tax adviser regarding this possibility.

     BACKUP WITHHOLDING. Payments in connection with the tender offer will be subject to "backup withholding" at a 31% rate unless you:

     - are an entity that is exempt from withholding (including a corporation, foreign shareowner, non-resident alien, tax-exempt organization, and certain qualified nominees); or

     - have previously provided First Union with your taxpayer identification number, or TIN.

     You should consult your tax adviser regarding your qualification for exemption from backup withholding. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a TIN for you. If you have not provided First Union with your correct taxpayer identification number, you should do so on IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or you may be subject to interest and penalties.

     SHARES HELD IN INDIVIDUAL RETIREMENT ACCOUNTS AND UPS SAVINGS ADVANTAGE ACCOUNTS

     Your sale of shares held in an individual retirement account or in a UPS Savings Advantage account will not have any federal income tax consequences to you. However, any distributions from such accounts may be taxable to you. You should consult your own tax adviser about the federal income tax consequences of holding shares in an individual retirement account or a UPS Savings Advantage account.

14.  FEES AND EXPENSES

     We have retained First Union to act as depositary in connection with the offer. First Union may contact holders of shares by mail, telephone, telex, telegraph and personal interviews. First Union will receive reasonable and customary compensation for its services, will be reimbursed for certain reasonable out-of-pocket expenses and may be indemnified against certain liabilities and expenses in connection with the offer, including certain liabilities arising under the federal securities laws. We have not retained or authorized First Union to make recommendations in connection with the offer.

     We will not pay any fees or commissions to any broker or dealer or any other person (other than First Union) for soliciting tenders of shares pursuant to the offer.

15.  MISCELLANEOUS

     We are not aware of any jurisdiction in which the making of the offer or the acceptance for payment of shares in connection with the offer would not be in compliance with the laws of such jurisdiction. If we become aware of any jurisdiction where the making of the offer would not be in compliance with such laws, we will make a good faith effort to comply with such laws or seek to have such laws declared inapplicable to the offer. If after a good faith effort we cannot comply with any such laws, we will not make the offer to, nor will we accept tenders from or on behalf of, holders of shares in any such jurisdictions.

UNITED PARCEL SERVICE, INC.
FEBRUARY 4, 2000

                                    ANNEX I

     The following table sets forth the transactions in shares of class A-1 common stock by our executive officers and directors during the 60 days prior to the date of this offer to purchase. "MIP" is short for the UPS Managers Incentive Plan.

                                            NUMBER OF
           NAME               DATE           SHARES          PRICE            TRANSACTION
           ----               ----          ---------        -----            -----------
John W. Alden.............   12/8/99          4,172          $68.38        Received MIP Award
John Beystehner...........   12/8/99          1,982           68.38        Received MIP Award
                            12/17/99            157           64.00        Charitable Gift
Robert J. Clanin..........   12/8/99          3,305           68.38        Received MIP Award
Calvin Darden.............   12/3/99          4,500           67.l7        Gift
                             12/8/99          2,189           68.38        Received MIP Award
                            12/13/99             99           66.13        Charitable Gift
                            12/21/09            442           68.00        Charitable Gift
John A. Duffy.............   12/8/99          1,817           68.38        Received MIP Award
                            12/17/99             79           64.00        Charitable Gift
                            12/21/99            909           67.94        Gift
Michael L. Eskew..........   12/8/99          2,803           68.38        Received MIP Award
James P. Kelly............   12/8/99          5,934           68.38        Received MIP Award
                            12/10/99            154           67.50        Charitable Gift
                            12/15/99          1,516           66.00        Charitable Gift
                            12/17/99            235           64.00        Charitable Gift
Kenneth W. Lacy...........   12/8/99          2,230           68.38        Received MIP Award
                            12/17/99            157           64.00        Charitable Gift
Gary E. MacDougal.........  12/30/99          2,500           69.38        Charitable Gift
Christopher D. Mahoney....   12/6/99          2,230           68.38        Received MIP Award
                            12/17/99            235           64.00        Gift
Joseph R. Moderow.........   12/8/99          3,139           68.38        Received MIP Award
                            12/17/99            157           64.00        Charitable Gift
Kent C. Nelson............  12/17/99            299           64.00        Charitable Gift
                            12/20/99            224           66.63        Charitable Gift
                            12/20/99             75           66.63        Charitable Gift
                            12/28/99            150           69.44        Charitable Gift
                              1/7/00             75           68.00        Charitable Gift
Joseph M. Pyne............   12/8/99          2,189           68.38        Received MIP Award
                            12/20/99            121           66.25        Charitable Gift
Charles L. Schaffer.......   12/8/99          3,635           68.38        Received MIP Award
                            12/17/99            188           64.00        Charitable Gift
Lea N. Soupata               12/8/99          2,421           68.38        Received MIP Award
                            12/17/99            165           64.00        Charitable Gift
Ronald G. Wallace.........   12/8/99          2,230           68.38        Received MIP Award
                            12/14/99            294           65.13        Gift
Thomas H. Weidemeyer......   12/8/99          2,860           68.38        Received MIP Award
                            12/17/99            172           64.00        Charitable Gift

     The following table sets forth the transactions in shares of class A-1 common stock by UPS during the 60 days prior to the date of this offer to purchase. "QSOP" is short for the UPS Qualified Stock Ownership Plan.

          NUMBER OF
  DATE     SHARES      PRICE     TRANSACTION
  ----    ---------   --------   -----------
 12/1/99        122   $  66.06   Charitable Sale
 12/3/99      2,141      67.06   Charitable Sale
 12/3/99     19,882      66.06   QSOP Sale
 12/3/99        936      65.86   QSOP Sale
 12/3/99      4,539      67.06   QSOP Sale
 12/6/99        930      66.63   Charitable Sale
 12/6/99      6,971      66.63   QSOP Sale
 12/7/99      7,520      66.13   QSOP Sale
 12/8/99      4,647      68.00   Charitable Sale
 12/8/99      5,041      68.00   QSOP Sale
 12/9/99     13,069      68.38   Charitable Sale
 12/9/99     17,178      68.38   QSOP Sale
12/10/99      8,877      67.50   Charitable Sale
12/15/99      4,914      66.13   QSOP Sale
12/15/99      7,994      65.13   QSOP Sale
12/15/99     10,874      65.00   QSOP Sale
12/15/99      9,472      65.00   Charitable Sale
12/16/99      4,345      63.75   QSOP Sale
12/16/99      1,463      68.38   Charitable Sale
12/16/99     16,000      66.13   Charitable Sale
12/16/99      4,652      63.75   Charitable Sale
12/17/99      6,242      63.75   Charitable Sale
12/17/99      6,160      64.00   Charitable Sale
12/20/99      6,017      66.63   Charitable Sale
12/21/99        889      67.50   Charitable Sale
12/21/99         75      66.13   Charitable Sale
12/21/99        383      66.00   Charitable Sale
12/21/99      3,057      63.75   Charitable Sale
12/21/99        501      66.25   Charitable Sale
12/21/99        810      68.00   Charitable Sale
12/21/99      3,927      66.63   QSOP Sale
12/21/99     11,904      67.94   QSOP Sale
12/21/99      5,058      64.00   QSOP Sale
12/22/99        623      63.75   Charitable Sale
12/22/99      1,251      66.63   Charitable Sale
12/22/99        304      66.00   Charitable Sale
12/23/99         91      66.00   Charitable Sale
12/23/99        909      63.75   Charitable Sale
12/23/99        361      64.00   Charitable Sale
12/23/99        389      66.63   Charitable Sale
12/24/99      7,429      66.13   Charitable Sale
12/28/99          6      37.00   QSOP Sale
12/28/99         31      40.00   QSOP Sale
12/28/99      3,539      67.50   QSOP Sale
12/28/99        779      66.13   Charitable Sale
12/28/99      1,891      66.00   Charitable Sale

          NUMBER OF
  DATE     SHARES      PRICE     TRANSACTION
  ----    ---------   --------   -----------
12/28/99     10,550   $  63.75   Charitable Sale
12/28/99      9,935      64.00   Charitable Sale
12/28/99      1,434      66.63   Charitable Sale
12/28/99  7,831,209      68.38   UPS MIP
12/28/99         27      34.00   QSOP Purchase
12/29/99         55      66.13   Charitable Sale
12/29/99         46      64.00   Charitable Sale
12/29/99        508      66.13   Charitable Sale
12/29/99        198      66.00   Charitable Sale
12/29/99        299      64.00   Charitable Sale
12/29/99     34,682      66.63   Charitable Sale
12/29/99      1,214      68.00   Charitable Sale
12/29/99         30      69.00   Charitable Sale
12/29/99        145      69.31   Charitable Sale
12/30/99         34      66.13   Charitable Sale
12/30/99        118      66.00   Charitable Sale
12/30/99         48      63.75   Charitable Sale
12/30/99        480      64.00   Charitable Sale
12/30/99        475      66.63   Charitable Sale
12/30/99         34      68.00   Charitable Sale
12/30/99      1,530      69.00   Charitable Sale
12/30/99        863      67.00   Charitable Sale
12/30/99        789      67.75   Charitable Sale
12/30/99      2,063      69.44   Charitable Sale
12/30/99      9,122      69.38   Charitable Sale
12/31/99      5,032      69.38   Purchase
12/31/99        218      66.13   Charitable Sale
12/31/99         43      69.07   Charitable Sale
  1/1/00        450      69.00   Charitable Sale
  1/5/00     11,244      64.94   QSOP Sale
  1/6/00      1,014      66.25   QSOP Sale
 1/10/00     53,266      66.38   QSOP Purchase
 1/10/00         74      68.00   QSOP Sale
 1/10/00        417      66.38   QSOP Sale
 1/11/00        189      69.00   Charitable Sale
 1/11/00         30      67.06   Charitable Sale
 1/11/00        141      64.94   Charitable Sale
 1/11/00      1,060      64.94   Charitable Sale
 1/11/00         30      66.38   Charitable Sale
 1/11/00        473      67.00   Charitable Sale
 1/11/00        108      69.06   QSOP Sale
 1/12/00      1,149      66.44   QSOP Sale
 1/12/00        686      67.00   Charitable Sale
 1/13/00      3,338      67.31   QSOP Sale
 1/13/00        901      67.00   Charitable Sale
 1/13/00    150,000      67.31   Charitable Sale
 1/13/00      3,238      68.00   Charitable Sale
 1/26/00      3,588      69.00   QSOP Sale
 1/28/00     15,504      68.69   QSOP Sale
 1/26/00      1,579      66.10   Sale
 1/26/00        282      65.69   QSOP Sale

          NUMBER OF
  DATE     SHARES      PRICE     TRANSACTION
  ----    ---------   --------   -----------
 1/26/00        646   $  66.19   QSOP Sale
 1/26/00      7,445      67.19   QSOP Sale
 1/26/00        270      68.19   QSOP Sale
 1/26/00      2,939      68.13   QSOP Sale
 1/26/00      1,141      68.50   QSOP Sale
 1/26/00    232,183      66.19   QSOP Purchase
 1/27/00        406      68.69   Sale
 1/27/00         16      67.19   Sale
 1/27/00        213      68.69   Sale
 1/27/00        518      68.14   Sale
 1/28/00      1,483      67.19   Charitable Sale
 1/28/00        300      66.44   Charitable Sale
 1/28/00         73      68.50   Charitable Sale
 1/28/00         50      68.88   Charitable Sale
 1/28/00      1,344      68.88   Charitable Sale
 1/31/00      1,996      65.13   QSOP Sale
 1/31/00         12      67.00   QSOP Purchase
 1/31/00         17      51.00   QSOP Purchase
 1/31/00         83      66.13   QSOP Purchase
 1/31/00      1,808      68.88   QSOP Sale
 1/31/00         22      66.19   QSOP Sale
 1/31/00      1,609      65.13   QSOP Sale
 1/31/00      1,060      64.94   QSOP Sale
 1/31/00        549      47.00   QSOP Sale

     Any questions and requests for assistance may be directed to First Union at its telephone numbers and addresses listed below. Additional copies of this offer to purchase or the letters of transmittal also may be obtained from First Union.

                               THE DEPOSITARY IS:

                           First Union National Bank

             UPS Next Day Air or Hand Delivery                               U.S. Mail
                 First Union National Bank                           First Union National Bank
                   Shareholder Services                                Shareholder Services
                          PA 4883                                             PA 4883
             1345 Chestnut Street, 24th Floor                              P.O. Box 7558
                  Philadelphia, PA 19107                            Philadelphia, PA 19107-7558

                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (direct and international)

                             THE DEALER MANAGER IS:

                           MORGAN STANLEY DEAN WITTER

                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                            (212) 761-5722 (collect)
                      (800) 223-2440 ext. 5722 (toll-free)

                                February 4, 2000

LOGO
                                    FORM OF
                          UNITED PARCEL SERVICE, INC.
                             LETTER OF TRANSMITTAL

                                REGULAR ACCOUNT

--------------------------------------------------------  --------------------------------------------------------
                                                                                 QUESTIONS:
           ACCOUNT #095423279-00 PIN #45365231            --------------------------------------------------------
--------------------------------------------------------           TOLL FREE TENDER LINE: 1 877 413 2111
               CLASS A-1 HOLDINGS:                        --------------------------------------------------------
--------------------------------------------------------          INTERNATIONAL AND DIRECT: 1 215 985 8569
                                                          --------------------------------------------------------

     ORIGINAL    ADJUSTED                         TOTAL NUMBER OF
       DATE      COST PER                             CLASS A            RECEIPT
     ACQUIRED     SHARE      HYPOTHECATION BANK    SHARES OWNED          NUMBER
     --------   ----------   ------------------   ---------------        -------
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
--------------------------------------------------------------------------------
                                                        12,345
--------------------------------------------------------------------------------              IMPORTANT -- FAILURE TO CORRECTLY
              WRITE IN THE TOTAL NUMBER OF SHARES TO BE TENDERED.                      COMPLETE THIS COLUMN AND BOX WILL RESULT
           (THE NUMBER OF SHARES YOU WRITE IN THIS BOX MAY NOT EXCEED           <-  IN A REJECTED TENDER. PLEASE CAREFULLY READ
                 SHARES, WHICH IS 27% OF YOUR CLASS A-1 HOLDINGS.)                            THE ACCOMPANYING INSTRUCTIONS AND
--------------------------------------------------------------------------------                    EXAMPLES BEFORE COMPLETING.
[ ] CHECK THIS BOX IF YOU ARE A MEMBER OF, OR A PERSON AFFILIATED OR ASSOCIATED
    WITH A MEMBER OF, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS.

           RANK THE RECEIPT(S) IN THE ORDER YOU WISH TO TENDER ON THE
          LINES PROVIDED IN THIS COLUMN. (1ST, 2ND, 3RD, ETC.) PARTIAL
       SHARES WILL BE TAKEN FROM THE LAST RECEIPT NEEDED TO FULFILL YOUR
                    TOTAL SHARES TENDERED IN THE BOX BELOW.
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
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     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
-------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         SIGN HERE
                                             (SIGNATURE(S) MUST MATCH ACCOUNT
                                                      HOLDER(S) NAME)

                                           -------------------------------------
 JOE SMITH
 1234 MAIN STREET                          -------------------------------------
 ATLANTA, GA 30328
 ADDRESS LINE 4                                  SIGNATURE(S) OF OWNER(S)
 ADDRESS LINE 5
 ADDRESS LINE 6                            -------------------------------------
 ADDRESS LINE 7                                            DATE

                                           -------------------------------------
                                              AREA CODE AND DAYTIME TELEPHONE
                                            COPY THIS DOCUMENT FOR YOUR RECORDS
                                            MUST BE RECEIVED AT THE DESIGNATED
                                                    FIRST UNION ADDRESS
                                            PRIOR TO MIDNIGHT ON MARCH 3, 2000.

                         INSTRUCTIONS TO THE
                                 TAN
                        LETTER OF TRANSMITTAL
LOGO
                                  TO
               TENDER SHARES OF CLASS A-1 COMMON STOCK
                                  OF
                     United Parcel Service, Inc.
           (FOR CLASS A-1 SHARES HELD IN A REGULAR ACCOUNT)

     1. Completing and Delivering the Letter of Transmittal. In order to validly tender shares you hold in your regular account:

      --   complete the TAN letter of transmittal, and

      -- First Union MUST RECEIVE, at one of its addresses set forth on the back cover of these instructions, your completed TAN letter of transmittal on or before 12:00 midnight, New York City time, on March 3, 2000.

     For information about how to complete your TAN letter of transmittal, see instruction 2.

     THE METHOD BY WHICH YOU DELIVER YOUR COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. WE RECOMMEND THAT YOU USE THE ENCLOSED TAN RETURN ENVELOPE. IF YOU ARE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD DELIVER YOUR LETTER OF TRANSMITTAL TO THE UPS CONTROLLER IN YOUR COUNTRY, WHO WILL PROMPTLY FORWARD IT TO FIRST UNION. YOU ALSO MAY DELIVER YOUR LETTER OF TRANSMITTAL DIRECTLY TO FIRST UNION. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT THE LETTER OF TRANSMITTAL WILL BE RECEIVED BY FIRST UNION ON OR BEFORE THE EXPIRATION DATE.

     To confirm that First Union has received and processed your letter of transmittal, call (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct). Please have your account and PIN numbers ready. The First Union voice response unit, or VRU, is available 24 hours a day, seven days a week, for automated access. Live operators will be available Monday through Friday from 8:00 a.m. until 6:00 p.m., eastern time.

     2. How to Complete the Letter of Transmittal. Here is an example of a properly completed TAN letter of transmittal. Please carefully review this example and the paragraphs that follow it, which explain each part of the TAN letter of transmittal.

                        SAMPLE OF LETTER OF TRANSMITTAL

     Here is an explanation of several important parts of the TAN letter of transmittal:

     A. Original Date Acquired. This column lists the dates on which you first acquired the shares represented by the corresponding receipt numbers. The dates listed in this column may not be the dates for determining your holding period of the shares for tax purposes. See item E below.

     B. Adjusted Cost Per Share. This column lists the costs per share of the shares represented by the corresponding receipt numbers. The costs listed in this column may not be equal to your tax basis in the shares. See item E below.

         If there is no entry or a "0" in this column, we do not have record of the cost per share of the shares represented by the corresponding receipt numbers.

     C. Hypothecation Bank. This column lists the banks or other lending institutions to which you have hypothecated shares represented by the corresponding receipt numbers. If there is no entry in this column, then, according to our records, the shares represented by the corresponding receipt number currently are not hypothecated. WE WILL NOT PURCHASE HYPOTHECATED SHARES IN THE OFFER. IF YOU WISH TO TENDER SHARES THAT CURRENTLY ARE HYPOTHECATED, SEE INSTRUCTION 3.

     D. Total Number of Class A Shares Owned. This column lists the total number of class A shares, consisting of class A-1 shares, class A-2 shares and class A-3 shares, represented by the corresponding receipt numbers.

     E. Receipt Number. This column lists the receipt numbers of the shares you hold in your regular account.

         -- If an entry in this column is marked by the letter "S", then we issued the shares represented by the corresponding receipt number to you in connection with a stock split or in connection with the November 1999 merger of Old UPS with UPS Merger Subsidiary, Inc., which occurred immediately before our initial public offering.

         -- In either case, the adjusted cost per share of the shares represented by the corresponding receipt number is the weighted average cost per share of the shares you owned immediately before the stock split or the merger, and likely is different than your tax basis in the shares. Your holding period of these shares for tax purposes will relate to the original dates upon which you acquired the shares you owned immediately before the stock split or the merger.

         -- YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE TAX BASIS AND HOLDING PERIOD OF YOUR SHARES.

     F. Rank the Receipt(s). In this column, designate the shares that you wish to tender, and rank them in the order you wish to tender them.

         -- As shown in the example, write numbers on one or more lines in this column in order to designate and rank each receipt number that you wish to tender.

         -- We will purchase shares that you tender in the order that you rank them -- that is, we first will purchase the shares represented by the receipt number you rank "1", we next will purchase the shares represented by the receipt number you rank "2", and so on.

         -- We will purchase all of the shares represented by each receipt number you designate except for the last-ranked receipt number needed to fulfill the total number of shares you wish to tender. We will purchase from that receipt number as many shares as necessary to fulfill the total number of shares you wish to tender. In no case will we purchase more shares than you are eligible to tender.

         --   EXAMPLE:

            -- Assume that you are eligible to tender up to 500 class A-1 shares; you tender 500 class A-1 shares by designating three receipt numbers for tender; you rank a receipt representing 200

                                                                             TAN
                 shares as "1", another receipt representing 200 shares as "2" and a receipt representing 956 shares as "3"

            -- If your letter of transmittal otherwise is valid, we will purchase 200 shares from the receipt number you ranked "1", 200 shares from the receipt number you ranked "2" and 100 shares from the receipt number you ranked "3"

         -- IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS COLUMN BY DESIGNATING AND RANKING EACH RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER.

         -- YOU MAY NOT DESIGNATE AND RANK SHARES THAT ARE HYPOTHECATED. SEE INSTRUCTION 3.

     G. Total Shares Tendered. Write in this box the total number of shares you wish to tender. This number may not exceed 27% of your total class A-1 shares as reflected on the TAN letter of transmittal. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS BOX BY WRITING IN THE TOTAL NUMBER OF CLASS A SHARES YOU WISH TO TENDER.

     H. NASD Affiliate Box. You should check this box if you are a member of, or a person affiliated or associated with a member of, the National Association of Securities Dealers. Checking this box will not affect your tender in any way. To determine whether you are a member of, or a person affiliated or associated with a member of, the NASD, see instruction 13.

     I. Signature, Date and Telephone Number. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, EACH PERSON LISTED ON THE NAME OF THE REGULAR ACCOUNT MUST SIGN THE LETTER OF TRANSMITTAL, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. PLEASE ALSO DATE THE LETTER OF TRANSMITTAL AND GIVE US YOUR DAYTIME TELEPHONE NUMBER.

     3. Hypothecated Shares. We will not be able to purchase hypothecated shares in the offer. We will purchase only shares that are free and clear of any lien or adverse claim.

     If you want to tender shares that currently are hypothecated, you should communicate with your lending institution, and arrange for the lending institution to transfer its liens from the currently hypothecated shares that you wish to tender to other shares that you do not wish to tender. You also may consider reducing your borrowings by a sufficient amount to permit the lending institution to release from its liens the shares you wish to tender.

     WE WILL NOT PURCHASE SHARES THAT ARE SUBJECT TO A LENDING INSTITUTION'S SECURITY INTEREST, OR SHARES THAT ARE SUBJECT TO ANY OTHER LIEN OR ADVERSE CLAIM. IN ORDER FOR YOU TO MAKE A VALID TENDER OF SHARES THAT CURRENTLY ARE HYPOTHECATED, YOUR LENDING INSTITUTION MUST PROVIDE TO FIRST UNION AT THE DESIGNATED ADDRESS, BEFORE THE DATE ON WHICH FIRST UNION PROCESSES YOUR LETTER OF TRANSMITTAL, PROOF THAT IT HAS RELEASED ITS LIEN ON THE TENDERED SHARES.

     We will reject in its entirety any letter of transmittal on which you attempt to tender shares that are subject to a security interest, lien or adverse claim. This means that all shares that you tendered on the letter of transmittal--including shares that are not subject to a security interest, lien or adverse claim--will be rejected.

     4.  Rejection of Tenders.  WE MAY REJECT ANY TAN LETTER OF TRANSMITTAL:

      -- THAT IS NOT SIGNED BY EACH PERSON LISTED ON THE NAME OF THE REGULAR ACCOUNT IN THE EXACT MANNER IN WHICH THE NAME IS LISTED ON THE ACCOUNT

      -- IN WHICH THE COLUMN "RANK THE RECEIPT(S). . ." IS NOT PROPERLY COMPLETED BY DESIGNATING AND RANKING EACH RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER

      -- IN WHICH YOU ATTEMPT TO TENDER SHARES THAT ARE HYPOTHECATED OR OTHERWISE ARE NOT FREE AND CLEAR OF ANY LIEN OR ADVERSE CLAIM

      -- IN WHICH YOU DO NOT WRITE IN THE TOTAL NUMBER OF SHARES YOU WISH TO TENDER

                                                                             TAN

      -- IN WHICH YOU ATTEMPT TO TENDER MORE SHARES THAN YOU ARE ELIGIBLE TO TENDER FROM YOUR REGULAR ACCOUNT

      --   THAT FIRST UNION DOES NOT RECEIVE ON OR BEFORE THE EXPIRATION DATE

     If we reject your TAN letter of transmittal for any of these reasons, we will not purchase the shares in your regular account in the offer unless you validly re-submit your TAN letter of transmittal.

     We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, the dealer manager (Morgan Stanley Dean Witter), the depositary (First Union) or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     5. Withdrawal of Tendered Shares. You may withdraw tendered shares at any time before the expiration date.

     For a withdrawal to be effective, First Union must receive a written notice of withdrawal at one of its addresses set forth on the back cover of the offer to purchase. First Union will not accept oral or facsimile notices of withdrawal. Any notice of withdrawal must:

      -- specify the name of the person or persons who tendered the shares to be withdrawn and the account number from which the shares were tendered,

      --   specify the number and receipt numbers of shares to be withdrawn, and

      -- contain the signature or signatures of the person or persons who tendered the shares to be withdrawn.

     We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any shares properly withdrawn will be deemed not tendered for purposes of the offer. Withdrawn shares may be re-tendered on or before the expiration date by again following the procedures described in these instructions.

     If we have not accepted tendered class A-1 shares for payment as provided in the offer to purchase by 12:00 midnight, New York City time, on Friday, March 31, 2000, you may withdraw your tendered shares.

     6. Signatures on Letter of Transmittal. YOUR TAN LETTER OF TRANSMITTAL MUST BE SIGNED BY EACH PERSON LISTED ON THE NAME OF THE REGULAR ACCOUNT, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. WE WILL REJECT ANY TAN LETTER OF TRANSMITTAL THAT IS NOT PROPERLY SIGNED BY EACH PERSON LISTED ON THE NAME OF THE REGULAR ACCOUNT.

     If we reject your TAN letter of transmittal because any required signature is missing or does not conform exactly with the name listed on the account, we will not purchase the shares in that account in the offer unless you validly re-submit your TAN letter of transmittal.

     7. Stock Transfer Taxes. We will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares we purchase pursuant to the offer.

     8. Payment of Offer Price. First Union will issue a check denominated in U.S. dollars for the offer price for shares we purchase in the offer in the name of the persons who sign the TAN letter of transmittal, and

                                                                             TAN

First Union will send the check to the address listed on the letter of transmittal. You may not designate any other person or persons to receive the check, and you may not designate any other address to which First Union should mail the check. We will not issue funds by electronic transfer or direct deposit.

     To determine whether First Union has mailed your check, call (877) 413-2111 (toll-free) or (215) 985-8569 (direct and international). Please have your account and PIN numbers ready.

     9. Withholding Information. If First Union does not have either your correct taxpayer identification number on Form W-9 or your properly completed Form W-8, you may be subject to 31% federal income tax backup withholding on the payment of the offer price. You should contact First Union if you have not previously provided it a Form W-9 or Form W-8, or if you need to update either of these forms. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a Form W-9 or Form W-8 with a taxpayer identification number for you. You should consult your tax adviser regarding your qualification for exemption from backup withholding.

     10. Requests for Assistance or Additional Copies. You should direct any questions or requests for assistance, or requests for additional copies of the offer to purchase, the TAN letter of transmittal, these instructions or any other offer materials, to First Union. You will be furnished with any additional copies you request at our expense.

     11. Irregularities. We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     12. Tenders Using Other Letters of Transmittal. YOU SHOULD USE THE TAN LETTER OF TRANSMITTAL, THESE INSTRUCTIONS AND THE TAN BUSINESS REPLY ENVELOPE ONLY TO TENDER SHARES YOU HOLD IN A REGULAR ACCOUNT. AS DESCRIBED IN THE OFFER TO PURCHASE, EACH LETTER OF TRANSMITTAL IS COLOR-CODED TO THE DIFFERENT ACCOUNT
TYPES:

      -- YOU SHOULD USE THE YELLOW LETTER OF TRANSMITTAL, THE YELLOW INSTRUCTIONS AND THE YELLOW BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A CERTIFICATE/RECEIPT ACCOUNT

      -- YOU SHOULD USE THE PINK LETTER OF TRANSMITTAL, THE PINK INSTRUCTIONS AND THE PINK BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN AN INDIVIDUAL RETIREMENT ACCOUNT

      -- YOU SHOULD USE THE BLUE LETTER OF TRANSMITTAL, THE BLUE INSTRUCTIONS AND THE BLUE BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A UPS SAVINGS ADVANTAGE ACCOUNT

     13. NASD Membership. You should check this box on the TAN letter of transmittal ONLY if you are a "member" of the National Association of Securities Dealers or a person "associated" or "affiliated" with a member of the NASD, all as defined below. Checking this box will not affect your tender in any way.

      -- The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership, corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the NASD By-laws.

      -- The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member
                                                                             TAN

           (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member." In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member."

      -- The NASD defines "affiliate" to include a company that controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member that is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member that is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a company that is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a company that is a partnership. A company is presumed to be under common control with a member if the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company that is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company that is a partnership or if a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

     14. Tax Consequences. The specific shares that we purchase from you in the offer, and the number of shares that we purchase from you in the offer, may affect the U.S. federal income tax consequences to you. You should read carefully Section 13 of the offer to purchase, which relates to the U.S. federal income tax consequences to you of tendering class A-1 shares in the offer, and we urge you to consult your individual tax adviser.

                           IMPORTANT TAX INFORMATION

     Under U.S. federal income tax law, you are required to provide First Union (as payer) with either your correct taxpayer identification number on Form W-9 or a properly completed Form W-8. If you have not previously given First Union a Form W-9 or Form W-8, you should contact First Union immediately. If First Union does not have your correct taxpayer identification number on Form W-9 or a properly completed Form W-8, payments that we make to you with respect to shares we purchase pursuant to the offer may be subject to backup withholding. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a Form W-9 or Form W-8 with a taxpayer identification number for you.

     If U.S. federal income tax backup withholding applies, First Union is required to withhold 31% of any payments made to you. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, you may obtain a refund from the Internal Revenue Service if you provide the required information to the Internal Revenue Service.

                                                                             TAN

                               THE DEPOSITARY IS:

                           First Union National Bank

      UPS Next Day Air or Hand Delivery                          U.S. Mail
          First Union National Bank                      First Union National Bank
            Shareholder Services                           Shareholder Services
                   PA 4883                                        PA 4883
      1345 Chestnut Street, 24th Floor                         P.O. Box 7558
           Philadelphia, PA 19107                       Philadelphia, PA 19101-7558

                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (direct and international)

                             THE DEALER MANAGER IS:

                           MORGAN STANLEY DEAN WITTER

                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                            (212) 761-5722 (collect)
                      (800) 223-2440 ext. 5722 (toll-free)

LOGO
                                    FORM OF
                          UNITED PARCEL SERVICE, INC.
                             LETTER OF TRANSMITTAL


                          CERTIFICATE/RECEIPT ACCOUNT

--------------------------------------------------------  --------------------------------------------------------
                                                                                 QUESTIONS:
           ACCOUNT #095423279-00 PIN #45365231            --------------------------------------------------------
--------------------------------------------------------           TOLL FREE TENDER LINE: 1 877 413 2111
               CLASS A-1 HOLDINGS:                        --------------------------------------------------------
--------------------------------------------------------          INTERNATIONAL AND DIRECT: 1 215 985 8569
                                                          --------------------------------------------------------

     ORIGINAL    ADJUSTED                         TOTAL NUMBER OF        CERT./
       DATE      COST PER                             CLASS A            RECEIPT
     ACQUIRED     SHARE      HYPOTHECATION BANK    SHARES OWNED          NUMBER
     --------   ----------   ------------------   ---------------        -------
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
     12/30/00   $   68.375    Bank of America              758      S    5020081
--------------------------------------------------------------------------------
                                                        12,345
--------------------------------------------------------------------------------                 IMPORTANT -- FAILURE TO CORRECTLY
              WRITE IN THE TOTAL NUMBER OF SHARES TO BE TENDERED.                         COMPLETE THIS COLUMN AND BOX WILL RESULT
     (THE NUMBER OF SHARES YOU WRITE IN THIS BOX MAY NOT EXCEED __ SHARES,         <-  IN A REJECTED TENDER. PLEASE CAREFULLY READ
                   WHICH IS 27% OF YOUR CLASS A-1 HOLDINGS.)                                     THE ACCOMPANYING INSTRUCTIONS AND
--------------------------------------------------------------------------------                       EXAMPLES BEFORE COMPLETING.
[ ] CHECK THIS BOX IF YOU ARE A MEMBER OF, OR A PERSON AFFILIATED OR ASSOCIATED
    WITH A MEMBER OF, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS.

          RANK THE CERTIFICATE(S)/RECEIPT(S) IN THE ORDER YOU WISH TO
       TENDER ON THE LINES PROVIDED IN THIS COLUMN. (1ST, 2ND, 3RD, ETC.)
         PARTIAL SHARES WILL BE TAKEN FROM THE LAST CERTIFICATE/RECEIPT
         NEEDED TO FULFILL YOUR TOTAL SHARES TENDERED IN THE BOX BELOW.
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
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     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
                                   ************************
     ---------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                         SIGN HERE
                                             (SIGNATURE(S) MUST MATCH ACCOUNT
                                                      HOLDER(S) NAME)
                                               (***CERTIFICATED SHARES BEING
                                                  TENDERED MUST ACCOMPANY
                                              THIS TRANSMITTAL BACK TO FIRST
                                                         UNION***)

                                           -------------------------------------

                                           -------------------------------------
 JOE SMITH
 1234 MAIN STREET                                SIGNATURE(S) OF OWNER(S)
 ATLANTA, GA 30328
 ADDRESS LINE 4                            -------------------------------------
 ADDRESS LINE 5                                            DATE
 ADDRESS LINE 6
 ADDRESS LINE 7                            -------------------------------------
                                              AREA CODE AND DAYTIME TELEPHONE

                                            COPY THIS DOCUMENT FOR YOUR RECORDS
                                            MUST BE RECEIVED AT THE DESIGNATED
                                                    FIRST UNION ADDRESS
                                            PRIOR TO MIDNIGHT ON MARCH 3, 2000.

                         INSTRUCTIONS TO THE
                                YELLOW
                        LETTER OF TRANSMITTAL
LOGO
                                  TO
               TENDER SHARES OF CLASS A-1 COMMON STOCK
                                  OF
                     United Parcel Service, Inc.
     (FOR CLASS A-1 SHARES HELD IN A CERTIFICATE/RECEIPT ACCOUNT)

     1. Completing and Delivering the Letter of Transmittal. In order to validly tender shares you hold in your certificate/receipt account:

      --   complete the YELLOW letter of transmittal, and

      -- First Union MUST RECEIVE, at one of its addresses set forth on the back cover of these instructions, your completed YELLOW letter of transmittal on or before 12:00 midnight, New York City time, on March 3, 2000.

     Our records indicate that you possess one or more Old UPS stock certificates (commonly known as "Brown Shares"). In connection with our initial public offering, the shares represented by the Old UPS stock certificates were converted into class A shares. If you wish to tender class A-1 shares that have the same certificate number as Old UPS stock certificates that you possess, First Union must receive, at its address set forth on the back cover of these instructions, the appropriate Old UPS stock certificates, together with your YELLOW letter of transmittal, on or before 12:00 midnight, New York City time, on the expiration date. "Old UPS" is United Parcel Service of America, Inc., our predecessor corporation.

     For information about how to complete your YELLOW letter of transmittal, see instruction 2. For information about whether to submit Old UPS stock certificates in order to effect a valid tender, see instruction 3.

     THE METHOD BY WHICH YOU DELIVER YOUR COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. WE RECOMMEND THAT YOU USE THE ENCLOSED YELLOW RETURN ENVELOPE. IF YOU ARE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD DELIVER YOUR LETTER OF TRANSMITTAL TO THE UPS CONTROLLER IN YOUR COUNTRY, WHO WILL PROMPTLY FORWARD IT TO FIRST UNION. YOU ALSO MAY DELIVER YOUR LETTER OF TRANSMITTAL DIRECTLY TO FIRST UNION. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT THE LETTER OF TRANSMITTAL WILL BE RECEIVED BY FIRST UNION ON OR BEFORE THE EXPIRATION DATE.

     To confirm that First Union has received and processed your letter of transmittal, call (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct). Please have your account and PIN numbers ready. The First Union voice response unit, or VRU, is available 24 hours a day, seven days a week, for automated access. Live operators will be available Monday through Friday from 8:00 a.m. until 6:00 p.m., eastern time.

     2. How to Complete the Letter of Transmittal. Here is an example of a properly completed YELLOW letter of transmittal. Please carefully review this example and the paragraphs that follow it, which explain each part of the YELLOW letter of transmittal.

                        SAMPLE OF LETTER OF TRANSMITTAL

     Here is an explanation of several important parts of the YELLOW letter of transmittal:

     A. Original Date Acquired. This column lists the dates on which you first acquired the shares represented by the corresponding certificate or receipt numbers. The dates listed in this column may not be the dates for determining your holding period of the shares for tax purposes. See item E below.

     B. Adjusted Cost Per Share. This column lists the costs per share of the shares represented by the corresponding certificate or receipt numbers. The costs listed in this column may not be equal to your tax basis in the shares. See item E below.

         If there is no entry or a "0" in this column, we do not have record of the cost per share of the shares represented by the corresponding certificate or receipt numbers.

     C. Hypothecation Bank. This column lists the banks or other lending institutions to which you have hypothecated shares represented by the corresponding certificate or receipt numbers.

         -- If there is no entry in this column, then, according to our records, the shares represented by the corresponding certificate or receipt number currently are not hypothecated.

         -- If the entry in this column is "No Record," then we do not have any records regarding whether you have hypothecated the shares represented by the corresponding certificate. This does not necessarily mean that the shares are not hypothecated.

         -- WE WILL NOT PURCHASE HYPOTHECATED SHARES IN THE OFFER. IF YOU WISH TO TENDER SHARES THAT CURRENTLY ARE HYPOTHECATED, SEE INSTRUCTION 4.

     D. Total Number of Class A Shares Owned. This column lists the total number of class A shares, consisting of class A-1 shares, class A-2 shares and class A-3 shares, represented by the corresponding certificate or receipt numbers.

     E. Cert./Receipt Number. This column represents the certificate or receipt numbers of the shares you hold in your certificate/receipt account.

         -- If an entry in this column is marked by the letter "S", then we issued the shares represented by the corresponding certificate or receipt number to you in connection with a stock split or in connection with the November 1999 merger of Old UPS with UPS Merger Subsidiary, Inc., which occurred immediately before our initial public offering.

         -- In either case, the adjusted cost per share of the shares represented by the corresponding certificate or receipt number is the weighted average cost per share of the shares you owned immediately before the stock split or the merger, and likely is different than your tax basis in the shares. Your holding period of these shares for tax purposes will relate to the original dates upon which you acquired the shares you owned immediately before the stock split or the merger.

         -- YOU SHOULD CONSULT YOUR TAX ADVISER TO DETERMINE THE TAX BASIS AND HOLDING PERIOD OF YOUR SHARES.

     F. Rank the Certificate(s)/Receipt(s). In this column, designate the shares that you wish to tender, and rank them in the order you wish to tender them.

         -- As shown in the example, write numbers on one or more lines in this column in order to designate and rank each certificate or receipt number that you wish to tender.

         -- We will purchase shares that you tender in the order that you rank them--that is, we first will purchase the shares represented by the certificate or receipt number you rank "1", we next will purchase the shares represented by the certificate or receipt number you rank "2", and so on.

         -- We will purchase all of the shares represented by each certificate or receipt number you designate except for the last-ranked certificate or receipt number needed to fulfill the total number of shares you wish to tender. We will purchase from that certificate or receipt number as
                                                                          YELLOW
              many shares as necessary to fulfill the total number of shares you wish to tender. In no case will we purchase more shares than you are eligible to tender.

         --   Example:

            -- Assume that you are eligible to tender up to 1,439 class A-1 shares; you tender 1,439 class A-1 shares by designating two receipt numbers for tender, each representing 1,000 shares, and ranking them "1" and "2"

            -- If your letter of transmittal otherwise is valid, we will purchase 1,000 shares from the receipt number you ranked "1" and 439 shares from the receipt number you ranked "2"

         -- IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS COLUMN BY DESIGNATING AND RANKING EACH CERTIFICATE OR RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER.

         -- IF YOU DESIGNATE AND RANK SHARES WITH CERTIFICATE NUMBERS THAT ARE THE SAME AS OLD UPS STOCK CERTIFICATES YOU POSSESS, SEND THESE CERTIFICATES TO FIRST UNION IN ORDER TO VALIDLY TENDER THE RELATED SHARES. SEE INSTRUCTION 3.

         -- YOU MAY NOT DESIGNATE AND RANK SHARES THAT ARE HYPOTHECATED. SEE INSTRUCTION 4.

     G. Total Shares Tendered. Write in this box the total number of shares you wish to tender. This number may not exceed 27% of your total class A-1 shares as reflected on the YELLOW letter of transmittal. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS BOX BY WRITING IN THE TOTAL NUMBER OF CLASS A SHARES YOU WISH TO TENDER.

     H. NASD Affiliate Box. You should check this box if you are a member of, or a person affiliated or associated with a member of, the National Association of Securities Dealers. Checking this box will not affect your tender in any way. To determine whether you are a member of, or a person affiliated or associated with a member of, the NASD, see instruction 14.

     I. Signature, Date and Telephone Number. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, EACH PERSON LISTED ON THE NAME OF THE CERTIFICATE/RECEIPT ACCOUNT MUST SIGN THE LETTER OF TRANSMITTAL, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. PLEASE ALSO DATE THE LETTER OF TRANSMITTAL AND GIVE US YOUR DAYTIME TELEPHONE NUMBER.

     3.  Delivery of United Parcel Service of America, Inc. Stock
Certificates. Our records indicate that you possess one or more Old UPS stock certificates. In connection with our initial public offering, the shares represented by these Old UPS stock certificates were converted into class A shares. If you wish to tender class A-1 shares that have the same certificate number as Old UPS stock certificates that you possess, First Union must receive, at its address set forth on the back cover of these instructions, the appropriate Old UPS stock certificates together with your YELLOW letter of transmittal. You are not required to sign any Old UPS stock certificates you submit.

     IF YOU ARE REQUIRED TO SUBMIT OLD UPS STOCK CERTIFICATES TO FIRST UNION, AND FIRST UNION DOES NOT RECEIVE THE STOCK CERTIFICATES TOGETHER WITH YOUR YELLOW LETTER OF TRANSMITTAL, YOUR TENDER OF CLASS A-1 SHARES THAT HAVE THE SAME CERTIFICATE NUMBER AS THE OLD UPS STOCK CERTIFICATES YOU POSSESS WILL BE INVALID, AND THE LETTER OF TRANSMITTAL WILL BE REJECTED IN ITS ENTIRETY.

     If the Old UPS stock certificates that you are required to submit have been lost, destroyed or stolen, you should promptly notify First Union. First Union will then instruct you as to the steps that you should take in order to validly tender class A-1 shares.

     4. Hypothecated Shares. We will not be able to purchase hypothecated shares in the offer. We will purchase only shares that are free and clear of any lien or adverse claim.

     If you want to tender shares that currently are hypothecated, you should communicate with your lending institution, and arrange for the lending institution to transfer its liens from the currently hypothecated shares that you wish to tender to other shares that you do not wish to tender. You also may consider reducing your
                                                                          YELLOW
borrowings by a sufficient amount to permit the lending institution to release from its liens the shares you wish to tender.

     WE WILL NOT PURCHASE SHARES THAT ARE SUBJECT TO A LENDING INSTITUTION'S SECURITY INTEREST, OR SHARES THAT ARE SUBJECT TO ANY OTHER LIEN OR ADVERSE CLAIM. IN ORDER FOR YOU TO MAKE A VALID TENDER OF SHARES THAT CURRENTLY ARE HYPOTHECATED, YOUR LENDING INSTITUTION MUST PROVIDE TO FIRST UNION AT THE DESIGNATED ADDRESS, BEFORE THE DATE ON WHICH FIRST UNION PROCESSES YOUR LETTER OF TRANSMITTAL, PROOF THAT IT HAS RELEASED ITS LIEN ON THE TENDERED SHARES.

     We will reject in its entirety any letter of transmittal on which you attempt to tender shares that are subject to a security interest, lien or adverse claim. This means that all shares that you tendered on the letter of transmittal--including shares that are not subject to a security interest, lien or adverse claim--will be rejected.

     5.  Rejection of Tenders.  WE MAY REJECT ANY YELLOW LETTER OF TRANSMITTAL:

      -- THAT IS NOT SIGNED BY EACH PERSON LISTED ON THE NAME OF THE CERTIFICATE/RECEIPT ACCOUNT IN THE EXACT MANNER IN WHICH THE NAME IS LISTED ON THE ACCOUNT

      -- IN WHICH THE COLUMN "RANK THE CERTIFICATE(S)/RECEIPT(S)..." IS NOT PROPERLY COMPLETED BY DESIGNATING AND RANKING EACH CERTIFICATE OR RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER

      -- IN WHICH YOU ATTEMPT TO TENDER SHARES THAT ARE HYPOTHECATED OR OTHERWISE ARE NOT FREE AND CLEAR OF ANY LIEN OR ADVERSE CLAIM

      -- IN WHICH YOU DO NOT WRITE IN THE TOTAL NUMBER OF SHARES YOU WISH TO TENDER

      -- IN WHICH YOU ATTEMPT TO TENDER MORE SHARES THAN YOU ARE ELIGIBLE TO TENDER FROM YOUR CERTIFICATE/RECEIPT ACCOUNT

      -- THAT DOES NOT INCLUDE ANY REQUIRED OLD UPS CERTIFICATES (FORMERLY KNOWN AS "BROWN SHARES")

      --   THAT FIRST UNION DOES NOT RECEIVE ON OR BEFORE THE EXPIRATION DATE

     If we reject your YELLOW letter of transmittal for any of these reasons, we will not purchase the shares in your certificate/receipt account in the offer unless you validly re-submit your YELLOW letter of transmittal.

     We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents, the receipt of Old UPS stock certificates and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, the dealer manager (Morgan Stanley Dean Witter), the depositary (First Union) or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     6. Withdrawal of Tendered Shares. You may withdraw tendered shares at any time before the expiration date.

                                                                          YELLOW

     For a withdrawal to be effective, First Union must receive a written notice of withdrawal at one of its addresses set forth on the back cover of the offer to purchase. First Union will not accept oral or facsimile notices of withdrawal. Any notice of withdrawal must:

      -- specify the name of the person or persons who tendered the shares to be withdrawn and the account number from which the shares were tendered,

      -- specify the number, and designated stock certificate or receipt numbers, of shares to be withdrawn, and

      -- contain the signature or signatures of the person or persons who tendered the shares to be withdrawn.

     We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any shares properly withdrawn will be deemed not tendered for purposes of the offer. Withdrawn shares may be re-tendered on or before the expiration date by again following the procedures described in these instructions.

     If we have not accepted tendered class A-1 shares for payment as provided in the offer to purchase by 12:00 midnight, New York City time, on Friday, March 31, 2000, you may withdraw your tendered shares.

     7. Signatures on Letter of Transmittal. YOUR YELLOW LETTER OF TRANSMITTAL MUST BE SIGNED BY EACH PERSON LISTED ON THE NAME OF THE CERTIFICATE/RECEIPT ACCOUNT, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. WE WILL REJECT ANY YELLOW LETTER OF TRANSMITTAL THAT IS NOT PROPERLY SIGNED BY EACH PERSON LISTED ON THE NAME OF THE CERTIFICATE/RECEIPT ACCOUNT.

     If we reject your YELLOW letter of transmittal because any required signature is missing or does not conform exactly with the name listed on the account, we will not purchase the shares in that account in the offer unless you validly re-submit your YELLOW letter of transmittal.

     8. Stock Transfer Taxes. We will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares we purchase pursuant to the offer.

     9. Payment of Offer Price. First Union will issue a check for the offer price for shares we purchase in the offer in the name of the persons who sign the YELLOW letter of transmittal, and First Union will send the check to the address listed on the letter of transmittal. You may not designate any other person or persons to receive the check, and you may not designate any other address to which First Union should mail the check. We will not issue funds by electronic transfer or direct deposit.

     To determine whether First Union has mailed your check, call (877) 413-2111 (toll-free) or (215) 985-8569 (direct and international). Please have your account and PIN numbers ready.

     10. Withholding Information. If First Union does not have either your correct taxpayer identification number on Form W-9 or your properly completed Form W-8, you may be subject to 31% federal income tax backup withholding on the payment of the offer price. You should contact First Union if you have not previously provided it a Form W-9 or Form W-8, or if you need to update either of these forms. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a Form W-9 or Form W-8 with a taxpayer identification number for you. You should consult your tax adviser regarding your qualification for exemption from backup withholding.

     11. Requests for Assistance or Additional Copies. You should direct any questions or requests for assistance, or requests for additional copies of the offer to purchase, the YELLOW letter of transmittal, these instructions or any other offer materials, to First Union. You will be furnished with any additional copies you request at our expense.

     12. Irregularities. We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents, the receipt of Old UPS stock certificates and the validity, eligibility (including

                                                                          YELLOW
time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     13. Tenders Using Other Letters of Transmittal. YOU SHOULD USE THE YELLOW LETTER OF TRANSMITTAL, THESE INSTRUCTIONS AND THE YELLOW BUSINESS REPLY ENVELOPE ONLY TO TENDER SHARES YOU HOLD IN A CERTIFICATE/ RECEIPT ACCOUNT. AS DESCRIBED IN THE OFFER TO PURCHASE, EACH LETTER OF TRANSMITTAL IS COLOR-CODED TO THE DIFFERENT ACCOUNT TYPES:

      -- YOU SHOULD USE THE TAN LETTER OF TRANSMITTAL, THE TAN INSTRUCTIONS AND THE TAN BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A REGULAR ACCOUNT

      -- YOU SHOULD USE THE PINK LETTER OF TRANSMITTAL, THE PINK INSTRUCTIONS AND THE PINK BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN AN INDIVIDUAL RETIREMENT ACCOUNT

      -- YOU SHOULD USE THE BLUE LETTER OF TRANSMITTAL, THE BLUE INSTRUCTIONS AND THE BLUE BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A UPS SAVINGS ADVANTAGE ACCOUNT

     14. NASD Membership. You should check this box on the YELLOW letter of transmittal ONLY if you are a "member" of the National Association of Securities Dealers or a person "associated" or "affiliated" with a member of the NASD, all as defined below. Checking this box will not affect your tender in any way.

      -- The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership, corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the NASD By-laws.

      -- The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member." In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member."

      -- The NASD defines "affiliate" to include a company that controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member that is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member that is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a company that is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a company that is a partnership. A company is presumed to be under common control with a member if the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a

                                                                          YELLOW
           member or company that is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company that is a partnership or if a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

     15. Tax Consequences. The specific shares that we purchase from you in the offer, and the number of shares that we purchase from you in the offer, may affect the U.S. federal income tax consequences to you. You should read carefully Section 13 of the offer to purchase, which relates to the U.S. federal income tax consequences to you of tendering class A-1 shares in the offer, and we urge you to consult your individual tax adviser.

                           IMPORTANT TAX INFORMATION

     Under U.S. federal income tax law, you are required to provide First Union (as payer) with either your correct taxpayer identification number on Form W-9 or a properly completed Form W-8. If you have not previously given First Union a Form W-9 or Form W-8, you should contact First Union immediately. If First Union does not have your correct taxpayer identification number on Form W-9 or a properly completed Form W-8, payments that we make to you with respect to shares we purchase pursuant to the offer may be subject to backup withholding. If you received the UPS dividend distributed on January 7, 2000 and it did not have tax withheld, you can assume that First Union has a Form W-9 or Form W-8 with a taxpayer identification number for you.

     If U.S. federal income tax backup withholding applies, First Union is required to withhold 31% of any payments made to you. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, you may obtain a refund from the Internal Revenue Service if you provide the required information to the Internal Revenue Service.

                                                                          YELLOW

                               THE DEPOSITARY IS:

                           First Union National Bank

      UPS Next Day Air or Hand Delivery                          U.S. Mail
          First Union National Bank                      First Union National Bank
            Shareholder Services                           Shareholder Services
                   PA 4883                                        PA 4883
      1345 Chestnut Street, 24th Floor                         P.O. Box 7558
           Philadelphia, PA 19107                       Philadelphia, PA 19101-7558

                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (direct and international)

                             THE DEALER MANAGER IS:

                           MORGAN STANLEY DEAN WITTER

                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                            (212) 761-5722 (collect)
                      (800) 223-2440 ext. 5722 (toll-free)

LOGO
                                    FORM OF
                          UNITED PARCEL SERVICE, INC.
                             LETTER OF TRANSMITTAL

                         INDIVIDUAL RETIREMENT ACCOUNT

--------------------------------------------------------  --------------------------------------------------------
                                                                                 QUESTIONS:
           ACCOUNT #000000000-00  PIN #45365231           --------------------------------------------------------
--------------------------------------------------------           TOLL FREE TENDER LINE: 1 877 413 2111
               CLASS A-1 HOLDINGS:                        --------------------------------------------------------
--------------------------------------------------------          INTERNATIONAL AND DIRECT: 1 215 985 8569
                IRA INSTITUTION: NORWEST                  --------------------------------------------------------
--------------------------------------------------------

                                    TOTAL NUMBER OF
                                        CLASS A                             RECEIPT
                                     SHARES OWNED                           NUMBER
                                    ---------------                         -------
                                             200                            5020081
                                             250                            5008117
                                             150                            2734103
                                             600                 S          2717515
-----------------------------------------------------------------------------------
                                           1,200
-----------------------------------------------------------------------------------              IMPORTANT -- FAILURE TO CORRECTLY
                WRITE IN THE TOTAL NUMBER OF SHARES TO BE TENDERED.                       COMPLETE THIS COLUMN AND BOX WILL RESULT
            (THE NUMBER OF SHARES YOU WRITE IN THIS BOX MAY NOT EXCEED             <-  IN A REJECTED TENDER. PLEASE CAREFULLY READ
                  SHARES, WHICH IS 27% OF YOUR CLASS A-1 HOLDINGS.)                              THE ACCOMPANYING INSTRUCTIONS AND
-----------------------------------------------------------------------------------                    EXAMPLES BEFORE COMPLETING.
[ ] CHECK THIS BOX IF YOU ARE A MEMBER OF, OR A PERSON AFFILIATED OR ASSOCIATED
    WITH A MEMBER OF, THE NATIONAL ASSOCIATION OF SECURITIES DEALERS.
        RANK THE RECEIPT(S) IN THE ORDER YOU WISH TO TENDER ON THE
       LINES PROVIDED IN THIS COLUMN. (1ST, 2ND, 3RD, ETC.) PARTIAL
     SHARES WILL BE TAKEN FROM THE LAST RECEIPT NEEDED TO FULFILL YOUR
                  TOTAL SHARES TENDERED IN THE BOX BELOW.
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
                                  ************************
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
     ---------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

FOR SHARES TENDERED ON THIS LETTER OF                    SIGN HERE
TRANSMITTAL AND PURCHASED BY UPS,            (SIGNATURE(S) MUST MATCH ACCOUNT
FIRST UNION WILL FORWARD THE PROCEEDS                 HOLDER(S) NAME)
TO YOUR INDIVIDUAL RETIREMENT ACCOUNT
INSTITUTION.                               -------------------------------------

                                           -------------------------------------

                                                 SIGNATURE(S) OF OWNER(S)

                                           -------------------------------------
                                                           DATE
JOE SMITH
1234 MAIN STREET                           -------------------------------------
ATLANTA, GA 30328                             AREA CODE AND DAYTIME TELEPHONE
ADDRESS LINE 4
ADDRESS LINE 5                              COPY THIS DOCUMENT FOR YOUR RECORDS
ADDRESS LINE 6                              MUST BE RECEIVED AT THE DESIGNATED
ADDRESS LINE 7                                      FIRST UNION ADDRESS
                                            PRIOR TO MIDNIGHT ON MARCH 3, 2000.

                         INSTRUCTIONS TO THE
                                 PINK
                        LETTER OF TRANSMITTAL
LOGO
                                  TO
               TENDER SHARES OF CLASS A-1 COMMON STOCK
                                  OF
                     United Parcel Service, Inc.
        (FOR CLASS A-1 SHARES HELD IN AN INDIVIDUAL RETIREMENT
                               ACCOUNT)

     1. Completing and Delivering the Letter of Transmittal. In order to validly tender shares you hold in your individual retirement account:

      --   complete the PINK letter of transmittal, and

      -- First Union MUST RECEIVE, at one of its addresses set forth on the back cover of these instructions, your completed PINK letter of transmittal on or before 12:00 midnight, New York City time, on March 3, 2000.

     For information about how to complete your PINK letter of transmittal, see instruction 2.

     THE METHOD BY WHICH YOU DELIVER YOUR COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. WE RECOMMEND THAT YOU USE THE ENCLOSED PINK RETURN ENVELOPE. IF YOU ARE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD DELIVER YOUR LETTER OF TRANSMITTAL TO THE UPS CONTROLLER IN YOUR COUNTRY, WHO WILL PROMPTLY FORWARD IT TO FIRST UNION. YOU ALSO MAY DELIVER YOUR LETTER OF TRANSMITTAL DIRECTLY TO FIRST UNION. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT THE LETTER OF TRANSMITTAL WILL BE RECEIVED BY FIRST UNION ON OR BEFORE THE EXPIRATION DATE.

     To confirm that First Union has received and processed your letter of transmittal, call (877) 413-2111 (toll-free) or (215) 985-8569 (international and direct). Please have your account and PIN numbers ready. The First Union voice response unit, or VRU, is available 24 hours a day, seven days a week, for automated access. Live operators will be available Monday through Friday from 8:00 a.m. until 6:00 p.m., eastern time.

     2. How to Complete the Letter of Transmittal. Here is an example of a properly completed PINK letter of transmittal. Please carefully review this example and the paragraphs that follow it, which explain each part of the PINK letter of transmittal.

                        SAMPLE OF LETTER OF TRANSMITTAL

     Here is an explanation of several important parts of the PINK letter of transmittal:

     A. Total Number of Class A Shares Owned. This column lists the total number of class A shares, consisting of class A-1 shares, class A-2 shares and class A-3 shares, represented by the corresponding receipt numbers.

     B. Receipt Number. This column lists the receipt numbers of the shares you hold in your individual retirement account. If an entry in this column is marked by the letter "S", then we issued the shares represented by the corresponding receipt number to you in connection with a stock split or in connection with the November 1999 merger of Old UPS with UPS Merger Subsidiary, Inc., which occurred immediately before our initial public offering.

     C. Rank the Receipt(s). In this column, designate the shares that you wish to tender, and rank them in the order you wish to tender them.

         -- As shown in the example, write numbers on one or more lines in this column in order to designate and rank each receipt number that you wish to tender.

         -- We will purchase shares that you tender in the order that you rank them--that is, we first will purchase the shares represented by the receipt number you rank "1", we next will purchase the shares represented by the receipt number you rank "2", and so on.

         -- We will purchase all of the shares represented by each receipt number you designate except for the last-ranked receipt number needed to fulfill the total number of shares you wish to tender. We will purchase from that receipt number as many shares as necessary to fulfill the total number of shares you wish to tender. In no case will we purchase more shares than you are eligible to tender.

         --   Example:

            -- Assume that you are eligible to tender up to 503 class A-1 shares; you tender 503 class A-1 shares by designating three receipt numbers for tender, each representing 200 shares, and ranking them "1", "2" and "3"

            -- If your letter of transmittal otherwise is valid, we will purchase 200 shares from the receipt number you ranked "1", 200 shares from the receipt number you ranked "2" and 103 shares from the receipt number you ranked "3"

         -- IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS COLUMN BY DESIGNATING AND RANKING EACH RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER.

     D. Total Shares Tendered. Write in this box the total number of shares you wish to tender. This number may not exceed 27% of your total class A-1 shares as reflected on the PINK letter of transmittal. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS BOX BY WRITING IN THE TOTAL NUMBER OF CLASS A SHARES YOU WISH TO TENDER.

     E. NASD Affiliate Box. You should check this box if you are a member of, or a person affiliated or associated with a member of, the National Association of Securities Dealers. Checking this box will not affect your tender in any way. To determine whether you are a member of, or a person affiliated or associated with a member of, the NASD, see instruction 11.

     F. Signature, Date and Telephone Number. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, EACH PERSON LISTED ON THE NAME OF THE INDIVIDUAL RETIREMENT ACCOUNT MUST SIGN THE LETTER OF TRANSMITTAL, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. PLEASE ALSO DATE THE LETTER OF TRANSMITTAL AND GIVE US YOUR DAYTIME TELEPHONE NUMBER.

                                                                            PINK

     3.  Rejection of Tenders.  WE MAY REJECT ANY PINK LETTER OF TRANSMITTAL:

      -- THAT IS NOT SIGNED BY EACH PERSON LISTED ON THE NAME OF THE INDIVIDUAL RETIREMENT ACCOUNT IN THE EXACT MANNER IN WHICH THE NAME IS LISTED ON THE ACCOUNT

      -- IN WHICH THE COLUMN "RANK THE RECEIPT(S)..." IS NOT PROPERLY COMPLETED BY DESIGNATING AND RANKING EACH RECEIPT NUMBER THAT CORRESPONDS TO SHARES YOU WISH TO TENDER

      -- IN WHICH YOU DO NOT WRITE IN THE TOTAL NUMBER OF SHARES YOU WISH TO TENDER

      -- IN WHICH YOU ATTEMPT TO TENDER MORE SHARES THAN YOU ARE ELIGIBLE TO TENDER FROM YOUR INDIVIDUAL RETIREMENT ACCOUNT

      --   THAT FIRST UNION DOES NOT RECEIVE ON OR BEFORE THE EXPIRATION DATE

     If we reject your PINK letter of transmittal for any of these reasons, we will not purchase the shares in your individual retirement account in the offer unless you validly re-submit your PINK letter of transmittal.

     We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, the dealer manager (Morgan Stanley Dean Witter), the depositary (First Union) or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     4. Withdrawal of Tendered Shares. You may withdraw tendered shares at any time before the expiration date.

     For a withdrawal to be effective, First Union must receive a written notice of withdrawal at one of its addresses set forth on the back cover of the offer to purchase. First Union will not accept oral or facsimile notices of withdrawal. Any notice of withdrawal must:

      -- specify the name of the person who tendered the shares to be withdrawn and the account number from which the shares were tendered,

      --   specify the number and receipt numbers of shares to be withdrawn, and

      -- contain the signature or signatures of the person or persons who tendered the shares to be withdrawn.

     We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any shares properly withdrawn will be deemed not tendered for purposes of the offer. Withdrawn shares may be re-tendered on or before the expiration date by again following the procedures described in these instructions.

     If we have not accepted tendered class A-1 shares for payment as provided in the offer to purchase by 12:00 midnight, New York City time, on Friday, March 31, 2000, you may withdraw your tendered shares.

     5. Signatures on Letter of Transmittal. YOUR PINK LETTER OF TRANSMITTAL MUST BE SIGNED BY EACH PERSON LISTED ON THE NAME OF THE INDIVIDUAL RETIREMENT ACCOUNT, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. WE WILL REJECT ANY PINK LETTER OF TRANSMITTAL THAT IS NOT PROPERLY SIGNED BY EACH PERSON LISTED ON THE NAME OF THE INDIVIDUAL RETIREMENT ACCOUNT.

     If we reject your PINK letter of transmittal because any required signature is missing or does not conform exactly with the name listed on the account, we will not purchase the shares in that account in the offer unless you validly re-submit your PINK letter of transmittal.

                                                                            PINK

     6. Stock Transfer Taxes. We will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares we purchase pursuant to the offer.

     7. Payment of Offer Price. First Union will send the offer price for shares we purchase in the offer pursuant to a PINK letter of transmittal to the institution at which you have your individual retirement account reflected on PINK letter of transmittal. You may not designate any other person or persons to receive the proceeds.

     To determine whether First Union has sent your proceeds from the offer, call (877) 413-2111 (toll-free) or (215) 985-8569 (direct and international). Please have your account and PIN numbers ready.

     8. Requests for Assistance or Additional Copies. You should direct any questions or requests for assistance, or requests for additional copies of the offer to purchase, the PINK letter of transmittal, these instructions or any other offer materials, to First Union. You will be furnished with any additional copies you request at our expense.

     9. Irregularities. We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     10. Tenders using Other Letters of Transmittal. YOU SHOULD USE THE PINK LETTER OF TRANSMITTAL, THESE INSTRUCTIONS AND THE PINK BUSINESS REPLY ENVELOPE ONLY TO TENDER SHARES YOU HOLD IN AN INDIVIDUAL RETIREMENT ACCOUNT. AS DESCRIBED IN THE OFFER TO PURCHASE, EACH LETTER OF TRANSMITTAL IS COLOR-CODED TO THE DIFFERENT ACCOUNT TYPES:

      -- YOU SHOULD USE THE TAN LETTER OF TRANSMITTAL, THE TAN INSTRUCTIONS AND THE TAN BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A REGULAR ACCOUNT

      -- YOU SHOULD USE THE YELLOW LETTER OF TRANSMITTAL, THE YELLOW INSTRUCTIONS AND THE YELLOW BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A CERTIFICATE/RECEIPT ACCOUNT

      -- YOU SHOULD USE THE BLUE LETTER OF TRANSMITTAL, THE BLUE INSTRUCTIONS AND THE BLUE BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A UPS SAVINGS ADVANTAGE ACCOUNT

     11. NASD Membership. You should check this box on the PINK letter of transmittal ONLY if you are a "member" of the National Association of Securities Dealers or a person "associated" or "affiliated" with a member of the NASD, all as defined below. Checking this box will not affect your tender in any way.

      -- The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership, corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the NASD By-laws.

      -- The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether
                                                                            PINK
           a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member." In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member."

      -- The NASD defines "affiliate" to include a company that controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member that is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member that is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a company that is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a company that is a partnership. A company is presumed to be under common control with a member if the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company that is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company that is a partnership or if a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

     12. Tax Consequences. You should read carefully Section 13 of the offer to purchase, which relates to the U.S. federal income tax consequences to you of tendering class A-1 shares in the offer, and we urge you to consult your individual tax adviser.

                                                                            PINK

                               THE DEPOSITARY IS:

                           First Union National Bank

      UPS Next Day Air or Hand Delivery                          U.S. Mail
          First Union National Bank                      First Union National Bank
            Shareholder Services                           Shareholder Services
                   PA 4883                                        PA 4883
      1345 Chestnut Street, 24th Floor                         P.O. Box 7558
           Philadelphia, PA 19107                       Philadelphia, PA 19101-7558

                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (direct and international)

                             THE DEALER MANAGER IS:

                           MORGAN STANLEY DEAN WITTER

                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                            (212) 761-5722 (collect)
                      (800) 223-2440 ext. 5722 (toll-free)

LOGO
                                    FORM OF
                          UNITED PARCEL SERVICE, INC.
                             LETTER OF TRANSMITTAL

                         UPS SAVINGS ADVANTAGE ACCOUNT

--------------------------------------------------------  --------------------------------------------------------
                                                                                 QUESTIONS:
                 ACCOUNT #095423279-00                    --------------------------------------------------------
--------------------------------------------------------           TOLL FREE TENDER LINE: 1 877 413 2111
                CLASS A-1 HOLDINGS:                       --------------------------------------------------------
--------------------------------------------------------          INTERNATIONAL AND DIRECT: 1 215 985 8569
                  TAX ID# 000 00 0000                     --------------------------------------------------------
--------------------------------------------------------
                ************************

TOTAL NUMBER OF CLASS A SHARES OWNED      525
--------------------------------------------------------------------------------------------       IMPORTANT -- FAILURE TO CORRECTLY
              WRITE IN THE TOTAL NUMBER OF SHARES TO BE TENDERED.                                 COMPLETE THIS BOX WILL RESULT IN A
           (THE NUMBER OF SHARES YOU WRITE IN THIS BOX MAY NOT EXCEED                     <-  REJECTED TENDER. PLEASE CAREFULLY READ
                 SHARES, WHICH IS 27% OF YOUR CLASS A-1 HOLDINGS.)                                 THE ACCOMPANYING INSTRUCTIONS AND
--------------------------------------------------------------------------------------------             EXAMPLES BEFORE COMPLETING.

           ************************

[ ] CHECK THIS BOX IF YOU ARE A MEMBER
    OF, OR A PERSON AFFILIATED OR
    ASSOCIATED WITH A MEMBER OF, THE
    NATIONAL ASSOCIATION OF SECURITIES
    DEALERS.

FOR SHARES TENDERED ON THIS LETTER OF TRANSMITTAL AND
PURCHASED BY UPS, FIRST UNION WILL FORWARD THE PROCEEDS
TO YOUR UPS SAVINGS ADVANTAGE ACCOUNT.




                                                         SIGN HERE
                                             (SIGNATURE(S) MUST MATCH ACCOUNT
                                                      HOLDER(S) NAME)
JOE SMITH
1234 MAIN STREET                           -------------------------------------
ATLANTA, GA 30328
ADDRESS LINE 4                             -------------------------------------
ADDRESS LINE 5
ADDRESS LINE 6                                    SIGNATURE(S) OF OWNER(S)
ADDRESS LINE 7
                                           -------------------------------------
                                                           DATE

                                           -------------------------------------
                                              AREA CODE AND DAYTIME TELEPHONE

                                            COPY THIS DOCUMENT FOR YOUR RECORDS
                                            MUST BE RECEIVED AT THE DESIGNATED
                                                    FIRST UNION ADDRESS
                                            PRIOR TO MIDNIGHT ON MARCH 3, 2000.

                         INSTRUCTIONS TO THE
                                 BLUE
                        LETTER OF TRANSMITTAL
LOGO                              TO
               TENDER SHARES OF CLASS A-1 COMMON STOCK
                                  OF
                     United Parcel Service, Inc.
        (FOR CLASS A-1 SHARES HELD IN A UPS SAVINGS ADVANTAGE
                               ACCOUNT)

     1. Completing and Delivering the Letter of Transmittal. In order to validly tender shares you hold in your UPS Savings Advantage account:

      --   complete the BLUE letter of transmittal, and

      -- First Union MUST RECEIVE, at one of its addresses set forth on the back cover of these instructions, your completed BLUE letter of transmittal on or before 12:00 midnight, New York City time, on March 3, 2000.

     For information about how to complete your BLUE letter of transmittal, see instruction 2.

     THE METHOD BY WHICH YOU DELIVER YOUR COMPLETED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK. WE RECOMMEND THAT YOU USE THE ENCLOSED BLUE RETURN ENVELOPE. IF YOU ARE LOCATED OUTSIDE THE UNITED STATES, YOU SHOULD DELIVER YOUR LETTER OF TRANSMITTAL TO THE UPS CONTROLLER IN YOUR COUNTRY, WHO WILL PROMPTLY FORWARD IT TO FIRST UNION. YOU ALSO MAY DELIVER YOUR LETTER OF TRANSMITTAL DIRECTLY TO FIRST UNION. YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE THAT THE LETTER OF TRANSMITTAL WILL BE RECEIVED BY FIRST UNION ON OR BEFORE THE EXPIRATION DATE.

     To confirm that First Union has received and processed your letter of transmittal, call (877) 413-2111 (toll-free) or (215) 985-8569) (international and direct). Please have your account number. The First Union voice response unit, or VRU, is available 24 hours a day, seven days a week, for automated access. Live operators will be available Monday through Friday from 8:00 a.m. until 6:00 p.m., eastern standard time.

     2. How to Complete the Letter of Transmittal. Here is an example of a properly completed BLUE letter of transmittal. Please carefully review this example and the paragraphs that follow it, which explain each part of the BLUE letter of transmittal.

                        SAMPLE OF LETTER OF TRANSMITTAL

     Here is an explanation of several important parts of the BLUE letter of transmittal:

     A. Total Number of Class A Shares Owned. This line lists the total number of class A shares, consisting of class A-1 shares, class A-2 shares and class A-3 shares.

     B. Total Shares Tendered. Write in this box the total number of shares you wish to tender. This number may not exceed 27% of your total class A-1 shares as reflected on the BLUE letter of transmittal. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, COMPLETE THIS BOX BY WRITING IN THE TOTAL NUMBER OF CLASS A SHARES YOU WISH TO TENDER.

     C. NASD Affiliate Box. You should check this box if you are a member of, or a person affiliated or associated with a member of, the National Association of Securities Dealers. Checking this box will not affect your tender in any way. To determine whether you are a member of, or a person affiliated or associated with a member of, the NASD, see instruction 11.

     D. Signature, Date and Telephone Number. IN ORDER TO VALIDLY TENDER SHARES IN THE OFFER, EACH PERSON LISTED ON UPS SAVINGS ADVANTAGE ACCOUNT MUST SIGN THE LETTER OF TRANSMITTAL, AND EACH SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. PLEASE ALSO DATE THE LETTER OF TRANSMITTAL AND GIVE US YOUR DAYTIME TELEPHONE NUMBER.

     3.  Rejection of Tenders.  WE MAY REJECT ANY BLUE LETTER OF TRANSMITTAL:

      -- THAT IS NOT SIGNED BY THE PERSON LISTED ON THE NAME OF THE UPS SAVINGS ADVANTAGE ACCOUNT IN THE EXACT MANNER IN WHICH THE NAME IS LISTED ON THE ACCOUNT

      -- IN WHICH YOU DO NOT WRITE IN THE TOTAL NUMBER OF SHARES YOU WISH TO TENDER

      -- IN WHICH YOU ATTEMPT TO TENDER MORE SHARES THAN YOU ARE ELIGIBLE TO TENDER FROM YOUR UPS SAVINGS ADVANTAGE ACCOUNT

      --   THAT FIRST UNION DOES NOT RECEIVE ON OR BEFORE THE EXPIRATION DATE

     If we reject your BLUE letter of transmittal for any of these reasons, we will not purchase the shares in your UPS Savings Advantage account in the offer unless you validly re-submit your BLUE letter of transmittal.

     We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, the dealer manager (Morgan Stanley Dean Witter), the depositary (First Union) or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     4. Withdrawal of Tendered Shares. You may withdraw tendered shares at any time before the expiration date.

     For a withdrawal to be effective, First Union must receive a written notice of withdrawal at one of its addresses set forth on the back cover of the offer to purchase. First Union will not accept oral or facsimile notices of withdrawal. Any notice of withdrawal must:

      -- specify the name of the person who tendered the shares to be withdrawn and the account number from which the shares were tendered,

                                                                            BLUE

      --   specify the number and receipt numbers of shares to be withdrawn, and

      -- contain the signature of the person who tendered the shares to be withdrawn.

     We will determine all questions as to the form and validity, including time of receipt, of notices of withdrawal. Our determination will be final and binding. None of UPS , Morgan Stanley Dean Witter, First Union or any other person will be obligated to give you any notice of any defects or irregularities in any notice of withdrawal, and neither we nor they will incur any liability for failure to give any such notice. Any shares properly withdrawn will be deemed not tendered for purposes of the offer. Withdrawn shares may be re-tendered on or before the expiration date by again following the procedures described in these instructions.

     If we have not accepted tendered class A-1 shares for payment as provided in the offer to purchase by 12:00 midnight, New York City time, on Friday, March 31, 2000, you may withdraw your tendered shares.

     5. Signatures on Letter of Transmittal. YOUR BLUE LETTER OF TRANSMITTAL MUST BE SIGNED BY THE PERSON LISTED ON THE NAME OF THE UPS SAVINGS ADVANTAGE ACCOUNT, AND THE SIGNATURE MUST CONFORM EXACTLY TO THE NAME LISTED ON THE ACCOUNT. WE WILL REJECT ANY BLUE LETTER OF TRANSMITTAL THAT IS NOT PROPERLY SIGNED BY THE PERSON LISTED ON THE UPS SAVINGS ADVANTAGE ACCOUNT.

     If we reject your BLUE letter of transmittal because the required signature is missing or does not conform exactly with the name listed on the account, we will not purchase the shares in that account in the offer unless you validly re-submit your BLUE letter of transmittal.

     6. Stock Transfer Taxes. We will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any shares we purchase pursuant to the offer.

     7. Payment of Offer Price. First Union will send the offer price for shares we purchase in the offer pursuant to a BLUE letter of transmittal to your UPS Savings Advantage account at State Street Bank. You may not designate any other person or persons to receive the proceeds.

     To determine whether First Union has sent your proceeds from the offer, call (877) 413-2111 (toll-free) or (215) 985-8569 (direct and international). Please have your account and PIN numbers ready.

     8. Requests for Assistance or Additional Copies. You should direct any questions or requests for assistance, or requests for additional copies of the offer to purchase, the BLUE letter of transmittal, these instructions or any other offer materials, to First Union. You will be furnished with any additional copies you request at our expense.

     9. Irregularities. We will determine, in our discretion, all questions as to the number of shares we will accept, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of shares. Our determinations will be final and binding.

     We reserve the right to reject any or all tenders of shares we determine not to be in proper form or the acceptance for payment of or payment for which may be unlawful. We also reserve the right to waive any defect or irregularity in any tender of shares, and our interpretation of the terms of the offer, including these instructions, will be final and binding. We will not deem any tender of shares to be properly made until all defects and irregularities have been cured or waived. Unless we waive them, you will be required to cure any defect or irregularity in connection with tenders within such time as we may determine. None of UPS, Morgan Stanley Dean Witter, First Union or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notice.

     10. Tenders Using Other Letters of Transmittal. YOU SHOULD USE THE BLUE LETTER OF TRANSMITTAL, THESE INSTRUCTIONS AND THE BLUE BUSINESS REPLY ENVELOPE ONLY TO TENDER SHARES YOU HOLD IN A UPS SAVINGS ADVANTAGE ACCOUNT. AS DESCRIBED IN THE OFFER TO PURCHASE, EACH LETTER OF TRANSMITTAL IS COLOR-CODED TO THE DIFFERENT ACCOUNT TYPES:

      -- YOU SHOULD USE THE TAN LETTER OF TRANSMITTAL, THE TAN INSTRUCTIONS AND THE TAN BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A REGULAR ACCOUNT

                                                                            BLUE

      -- YOU SHOULD USE THE YELLOW LETTER OF TRANSMITTAL, THE YELLOW INSTRUCTIONS AND THE YELLOW BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD IN A CERTIFICATE/RECEIPT ACCOUNT

      -- YOU SHOULD USE THE PINK LETTER OF TRANSMITTAL, THE PINK INSTRUCTIONS AND THE PINK BUSINESS REPLY ENVELOPE TO TENDER SHARES YOU HOLD AN INDIVIDUAL RETIREMENT ACCOUNT

     11. NASD Membership. You should check this box on the BLUE letter of transmittal ONLY if you are a "member" of the National Association of Securities Dealers or a person "associated" or "affiliated" with a member of the NASD, all as defined below. Checking this box will not affect your tender in any way.

      -- The NASD defines a "member" as being either any broker or dealer admitted to membership in the NASD or any individual, partnership, corporation or other legal entity admitted to membership in the NASD under the provisions of Articles III and IV of the NASD By-laws.

      -- The NASD defines a "person associated with a member" as being every sole proprietor, general or limited partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD. Thus, "person associated with a member" includes a sole proprietor, general or limited partner, officer, director or branch manager of an organization of any kind (whether a corporation, partnership or other business entity) which itself is a "member" or a "person associated with a member." In addition, an organization of any kind is a "person associated with a member" if its sole proprietor or any one of its general or limited partners, officers, directors or branch managers is a "member" or "person associated with a member."

      -- The NASD defines "affiliate" to include a company that controls, is controlled by or is under common control with a member. A company is presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member that is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member that is a partnership. A company is presumed to be controlled by a member if the member and persons associated with the member beneficially own 10% or more of the outstanding voting securities of a company that is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a company that is a partnership. A company is presumed to be under common control with a member if the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company that is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company that is a partnership or if a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

     12. Tax Consequences. You should read carefully Section 13 of the offer to purchase, which relates to the U.S. federal income tax consequences to you of tendering class A-1 shares in the offer, and we urge you to consult your individual tax adviser.

                                                                            BLUE

                               THE DEPOSITARY IS:

                           First Union National Bank

      UPS Next Day Air or Hand Delivery                          U.S. Mail
          First Union National Bank                      First Union National Bank
            Shareholder Services                           Shareholder Services
                   PA 4883                                        PA 4883
      1345 Chestnut Street, 24th Floor                         P.O. Box 7558
           Philadelphia, PA 19107                       Philadelphia, PA 19101-7558

                           (877) 413-2111 (toll-free)
                   (215) 985-8569 (direct and international)

                             THE DEALER MANAGER IS:

                           MORGAN STANLEY DEAN WITTER

                       Morgan Stanley & Co. Incorporated
                                 1585 Broadway
                            New York, New York 10036
                            (212) 761-5722 (collect)
                      (800) 223-2440 ext. 5722 (toll-free)